EXECUTION VERSION

CREDIT AGREEMENT
dated as of
September 20, 2018
among
DECKERS OUTDOOR CORPORATION,
as the Company,
The Subsidiaries of the Company Party Hereto as Designated Borrowers
The Lenders Party Hereto
and
JPMORGAN CHASE BANK, N.A.
as Administrative Agent
Citibank, N.A.,
Comerica Bank
and
HSBC Bank USA, National Association,
as Co-Syndication Agents
MUFG Bank, Ltd.
and
U.S. Bank National Association,
as Co-Documentation Agents
___________________________
JPMORGAN CHASE BANK, N.A.
and
COMERICA BANK,
as Joint Lead Arrangers and Joint Bookrunners

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ARTICLE I	DEFINITIONS.......................................................................................1

SECTION 1.01	Defined Terms......................................................................1

SECTION 1.02	Pro Forma Calculations......................................................30

SECTION 1.03	Terms Generally.................................................................30

SECTION 1.04	Accounting Terms; GAAP.................................................31

SECTION 1.05	Currency Translation..........................................................31

SECTION 1.06	Interest Rates......................................................................32

ARTICLE II	THE CREDITS....................................................................................32

SECTION 2.01	Commitments.....................................................................32

SECTION 2.02	Loans and Borrowings.......................................................32

SECTION 2.03	Requests for Borrowings....................................................33

SECTION 2.04	[Reserved]..........................................................................34

SECTION 2.05	Letters of Credit.................................................................34

SECTION 2.06	Funding of Borrowings......................................................40

SECTION 2.07	Interest Elections................................................................40

SECTION 2.08	Termination and Reduction of Commitments....................42

SECTION 2.09	Repayment of Loans; Evidence of Debt............................42

SECTION 2.10	Prepayment of Loans.........................................................43

SECTION 2.11	Fees....................................................................................44

SECTION 2.12	Interest................................................................................45

SECTION 2.13	Alternate Rate of Interest; Illegality...................................47

SECTION 2.14	Increased Costs..................................................................48

SECTION 2.15	Break Funding Payments...................................................50

SECTION 2.16	Withholding of Taxes; Gross-Up.......................................50

SECTION 2.17	Payments Generally; Pro Rata Treatment; Sharing of Set-offs.....................................................................................57

SECTION 2.18	Mitigation Obligations; Replacement of Lenders..............59

SECTION 2.19	Increase in Commitments..................................................60

SECTION 2.20	Defaulting Lenders............................................................62

SECTION 2.21	Designated Borrowers.......................................................64

SECTION 2.22	Extensions of Maturity......................................................66

(continued)
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ARTICLE III	REPRESENTATIONS AND WARRANTIES.....................................67

SECTION 3.01	Organization; Powers.........................................................67

SECTION 3.02	Authorization; Enforceability.............................................67

SECTION 3.03	Governmental Approvals; No Conflicts.............................68

SECTION 3.04	Financial Condition; No Material Adverse Change...........68

SECTION 3.05	Properties...........................................................................68

SECTION 3.06	Litigation and Environmental Matters...............................68

SECTION 3.07	Compliance with Laws and Agreements............................69

SECTION 3.08	Investment Company Status..............................................69

SECTION 3.09	Taxes..................................................................................69

SECTION 3.10	ERISA................................................................................69

SECTION 3.11	Disclosure..........................................................................70

SECTION 3.12	Anti-Corruption Laws and Sanctions................................70

SECTION 3.13	Patriot Act..........................................................................70

SECTION 3.14	Canadian Defined Benefit Plans........................................70

SECTION 3.15	EEA Financial Institutions.................................................71

ARTICLE IV	CONDITIONS.....................................................................................71

SECTION 4.01	Effective Date....................................................................71

SECTION 4.02	Each Credit Event..............................................................73

ARTICLE V	AFFIRMATIVE COVENANTS..........................................................73

SECTION 5.01	Financial Statements; Ratings Change and Other Information........................................................................73

SECTION 5.02	Notices of Material Events................................................75

SECTION 5.03	Existence; Conduct of Business.........................................76

SECTION 5.04	Payment of Obligations......................................................76

SECTION 5.05	Maintenance of Properties; Insurance................................76

SECTION 5.06	Books and Records; Inspection Rights..............................76

SECTION 5.07	Compliance with Laws......................................................77

SECTION 5.08	Use of Proceeds and Letters of Credit...............................77

SECTION 5.09	Covenant to Guarantee Obligations...................................77

ARTICLE VI	NEGATIVE COVENANTS................................................................78

SECTION 6.01	Indebtedness......................................................................78

(continued)
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SECTION 6.02	Liens...................................................................................81

SECTION 6.03	Fundamental Changes........................................................81

SECTION 6.04	Investments, Loans, Advances, Guarantees and Acquisitions.......................................................................82

SECTION 6.05	Swap Agreements...............................................................84

SECTION 6.06	Restricted Payments...........................................................84

SECTION 6.07	Transactions with Affiliates ...........................................................................84

SECTION 6.08	Restrictive Agreements......................................................85

SECTION 6.09	Accounting Changes..........................................................85

SECTION 6.10	Financial Covenants...........................................................85

SECTION 6.11	Prepayments, Etc., of Indebtedness...................................86

SECTION 6.12	Canadian Defined Benefit Plans........................................86

ARTICLE VII	EVENTS OF DEFAULT......................................................................86

SECTION 7.01	Events of Default...............................................................86

SECTION 7.02	Application of Payments....................................................89

ARTICLE VIII	THE ADMINISTRATIVE AGENT.....................................................90

SECTION 8.01	Authorization and Action...................................................90

SECTION 8.02	Administrative Agent’s Reliance, Indemnification, Etc....93

SECTION 8.03	Posting of Communications...............................................94

SECTION 8.04	The Administrative Agent Individually..............................96

SECTION 8.05	Successor Administrative Agent........................................96

SECTION 8.06	Acknowledgements of Lenders and Issuing Bank.............97

SECTION 8.07	Certain ERISA Matters......................................................97

SECTION 8.08	Cash Management Agreements and Hedge Agreements.100

ARTICLE IX	MISCELLANEOUS..........................................................................100

SECTION 9.01	Notices.............................................................................100

SECTION 9.02	Waivers; Amendments.....................................................101

SECTION 9.03	Expenses; Indemnity; Damage Waiver............................103

SECTION 9.04	Successors and Assigns....................................................105

SECTION 9.05	Survival............................................................................109

SECTION 9.06	Counterparts; Integration; Effectiveness; Electronic Execution.........................................................................109

(continued)
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SECTION 9.07	Severability.......................................................................110

SECTION 9.08	Right of Setoff..................................................................110

SECTION 9.09	Governing Law; Jurisdiction; Consent to Service of Process.............................................................................110

SECTION 9.10	WAIVER OF JURY TRIAL.............................................111

SECTION 9.11	Headings...........................................................................112

SECTION 9.12	Confidentiality..................................................................112

SECTION 9.13	Material Non-Public Information.....................................112

SECTION 9.15	No Fiduciary Duty, etc.....................................................113

SECTION 9.16	USA PATRIOT Act..........................................................114

SECTION 9.17	Acknowledgement and Consent to Bail-In of EEA Financial Institutions........................................................114

SECTION 9.18	Anti-Money Laundering..................................................115

SECTION 9.19	Judgment Currency..........................................................115

SCHEDULES:

Schedule 2.01 -- Commitments
Schedule 2.05 -- Existing Letters of Credit
Schedule 3.06 -- Disclosed Matters
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.04 -- Existing Investments
Schedule 6.08 -- Existing Restrictions

EXHIBITS:

Exhibit A -- Form of Assignment and Assumption
Exhibit B -- Reserved
Exhibit C -- Form of Compliance Certificate
Exhibit D -- Form of Guaranty
Exhibit E -- Form of U.S. Tax Compliance Certificate
Exhibit F-1 -- Form of Election to Participate
Exhibit F-2 -- Form of Election to Terminate

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CREDIT AGREEMENT dated as of September 20, 2018 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among DECKERS OUTDOOR CORPORATION, a Delaware corporation, as the Company, DECKERS EUROPE LIMITED, a limited liability company incorporated in England and Wales (“Deckers Europe”), DECKERS UK LTD, a limited liability company incorporated in England and Wales (“Deckers UK”), DECKERS BENELUX B.V., a Netherlands limited liability company having its official seat (statutaire zetel) in The Hague, the Netherlands, registered with the Dutch trade register under number 27354489 (“Deckers Benelux”), DECKERS OUTDOOR CANADA ULC, a British Columbia unlimited liability company (“Deckers Canada”), DECKERS OUTDOOR INTERNATIONAL LIMITED, a Hong Kong limited liability company (“Deckers Hong Kong”), each other DESIGNATED BORROWER party hereto from time to time, the LENDERS party hereto from time to time, and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as Administrative Agent.
The parties hereto agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.01     Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acquisition” means with respect to any Person, the purchase or other acquisition of (i) any Equity Interests of another Person if immediately thereafter such other Person would become a Subsidiary of such Person, (ii) all or substantially all of the assets of another Person, or (iii) a division or business unit of another Person, in each case other than of Persons that immediately prior to such transaction was already a Subsidiary.
“Additional Lender” has the meaning set forth in Section 2.19(b).
“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means JPMorgan Chase Bank, N.A., including its branches and Affiliates, in its capacity as administrative agent for the Lenders hereunder, or any successor administrative agent.

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“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Indemnitee” has the meaning assigned to it in Section 9.03(c).
“Agreement” has the meaning set forth in the preamble hereto.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 hereof, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“AML Legislation” has the meaning set forth in Section 9.18.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Party” has the meaning assigned to it in Section 8.03(c).
“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment; provided, that in the case of Section 2.20, when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.
“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurocurrency Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”,

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“Eurocurrency/CDOR Spread” or “Commitment Fee Rate”, as the case may be, determined by reference to the Total Adjusted Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.01(c):

Category	Total Adjusted Leverage Ratio	ABR Spread	Eurocurrency/CDOR Spread	Commitment Fee Rate
Category 1	Less than 1.25 to 1.00	0.125%	1.125%	0.125%
Category 2	Greater than or equal to 1.25 to 1.00 but less than 2.00 to 1.00	0.25%	1.25%	0.15%
Category 3	Greater than or equal to 2.00 to 1.00 but less than 2.75 to 1.00	0.375%	1.375%	0.175%
Category 4	Greater than or equal to 2.75 to 1.00	0.625%	1.625%	0.20%

From the Effective Date until the date that a Compliance Certificate is required to be delivered pursuant to Section 5.01(c) for the fiscal quarter of the Company ending September 30, 2018, Category 2 shall apply. Any increase or decrease in the Applicable Rate resulting from a change in the Total Adjusted Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.01(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Category 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the date such Compliance Certificate is delivered. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.12(f).
“Approved Currency” means Euros, Sterling, Canadian Dollars and any other currency (other than dollars) approved by the Administrative Agent, each Lender and the Issuing Bank.
“Approved Currency Sublimit” means an amount equal to the lesser of the total Commitments and $175,000,000. The Approved Currency Sublimit is part of, and not in addition to, the total Commitments.
“Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a).
“Approved Fund” has the meaning assigned to such term in Section 9.04.
“Arranger” means each of JPMorgan Chase Bank, N.A. and Comerica Bank in their capacities as bookrunner and lead arranger hereunder.

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“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.
“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.05(c).
“Available Basket” shall mean, on any date of determination (the “Available Basket Reference Date”), an amount equal to the sum, without duplication, of:
(i)    an amount equal to the greater of (x) $50,000,000 and (y) 15.0% of Consolidated EBITDAR for the period of four fiscal quarters of the Company most recently ended for which financial statements have been or are required to have been delivered pursuant to Section 5.01 prior to the Available Basket Reference Date; plus
(ii)    an amount equal to 50% of Consolidated Net Income on a cumulative basis during the period from and including the first day of the fiscal quarter of the Company in which the Effective Date occurred through and including the last day of the most recently ended fiscal quarter of the Company prior to the Available Basket Reference Date for which financial statements have been delivered pursuant to Section 5.01 (provided that in no event shall the amount under this clause (ii) be less than zero); minus
(iii) the sum of (a) the aggregate amount of investments, loans and advances made using the Available Basket pursuant to Section 6.04(l), (b) the aggregate amount of Restricted Payments made using the Available Basket pursuant to Section 6.06(e) and (c) the aggregate amount of prepayments, redemptions, purchases, defeasances or other satisfactions of Indebtedness made using the Available Basket prior to such date pursuant to Section 6.11(a)(2), in each case under this clause (iii) during the period from and including the Effective Date through and including the Available Basket Reference Date (without taking account of the intended usage of the Available Basket on such Available Basket Reference Date for which such determination is being made).
“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

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“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, receiver and manager, interim receiver, manager, monitor, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Beneficial Owner” means, with respect to any U.S. Federal withholding Tax, the beneficial owner, for U.S. Federal income tax purposes, to whom such Tax relates.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”, and (d) a similar plan pursuant to the laws of Canada.
“Borrowers” means the Company and the Designated Borrowers.
“Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2, duly completed and filed by the relevant Borrower within the applicable time limit, which contains the scheme reference number and jurisdiction of tax residence provided by a Lender to the relevant Borrowers and the Administrative Agent.
“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03.

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“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market and (b) when used in connection with a Eurocurrency Loan or a Letter of Credit denominated in an Approved Currency, the term “Business Day” shall also exclude any day on which banks are not open in the principal financial center for such currency (which in the case of Canadian Dollars shall be Toronto, Canada).
“Canadian Defined Benefit Plan” means a “registered pension plan”, as that term is defined in subsection 248(1) of the Income Tax Act (Canada), which is or was sponsored, administered or contributed to, or required to be contributed to by, any Loan Party or under which any Loan Party has any actual or potential liability, and which contains a “defined benefit provision”, as defined in subsection 147.1(1) of the Income Tax Act (Canada).
“Canadian Dollar” means lawful money of Canada.
“Canadian Loan Party” means any Loan Party incorporated or otherwise organized under the laws of Canada or any province or territory thereof.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, stored value card, purchase card, pooling, netting, electronic funds transfer and other cash management arrangements, that is entered into by and between the Company or any Subsidiary and any Cash Management Bank.
“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender (or was, at the time it entered into a Cash Management Agreement, a lender or an Affiliate of a lender under the Existing Credit Agreement), in its capacity as a party to such Cash Management Agreement.
“CDOR Rate” means for the relevant interest period, the Canadian deposit offered rate which, in turn means on any day the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant interest period for Canadian Dollar-denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time, as of 10:00 a.m.  Toronto local time on such day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by Administrative Agent after 10:00 a.m. Toronto local time to reflect any error in the posted rate of interest or in the posted average annual rate of interest); provided that if such

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rates are not available on the Reuters Screen CDOR Page on any particular day, then the CDOR Rate on that day shall be calculated as the arithmetic mean of the rates applicable to Canadian Dollar denominated bankers’ acceptances for the relevant period publicly quoted for customers in Canada by banks listed in Schedule I of the Bank Act (Canada) as of 10:00 A.M. Toronto, Ontario local time on such day,; or if such day is not a Business Day, then on the immediately preceding Business Day; provided, that if the CDOR Rate shall be less than zero, the CDOR Rate shall be deemed to be zero for purposes of this Agreement.
“CFC” shall mean any Person that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“CFC Debt” means intercompany Indebtedness owed or treated as owed by one or more Foreign Subsidiaries.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were not (i) nominated by the board of directors of the Company, (ii) appointed by the board of directors of the Company or (iii) approved (either by a specific vote or approval of a proxy statement issued by the Company on behalf of its entire board of directors in which such individual is named as a nominee for director) as director candidates prior to their election by the board of directors of the Company; or (c) the acquisition of direct or indirect Control of the Company by any Person or group.
“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of (a) the adoption of or taking effect of any law, rule, treaty or regulation, (b) any change in any law, rule, treaty or regulation or in the administration, interpretation, implementation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Charges” has the meaning set forth in Section 9.14.

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“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $400,000,000.
“Communications” has the meaning assigned to it in Section 8.03(c).
“Company” means Deckers Outdoor Corporation, a Delaware corporation.
“Compliance Certificate” has the meaning assigned to such term in Section 5.01(c).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDAR” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus:
(a) the following to the extent deducted in calculating such Consolidated Net Income, without duplication:
(i) Consolidated Interest Expense for such period,
(ii) the provision for federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period,
(iii) depreciation and amortization expense,
(iv) Consolidated Rental Expense for such period,
(v) non-cash share based compensation expense for such period,
(vi) other expenses of the Company and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period,
(vii) extraordinary, non-recurring or unusual cash items,

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(viii) restructuring charges, reserves, integration costs and other business optimization expenses or costs for the applicable trailing four fiscal quarter period, including one-time costs incurred in connection with acquisitions or divestures after the Effective Date permitted hereunder, and costs related to the closure and/or consolidation of facilities or stores and to exiting any lines of business, provided that any such charges, reserves, costs and expenses shall not exceed, together with the amount of any cost savings or synergies described in clause (ix) below, for any applicable trailing four fiscal quarter period, the greater of (x) $50,000,000 and (y) 15.0% of Consolidated EBITDAR for such period (determined prior to giving effect to this clause (viii) or clause (ix) below),
(ix) the amount of any “run-rate” cost savings and synergies projected by the Company in good faith to result from actions taken prior to or during such period (as shall be certified by a Responsible Officer of the Company), if such cost savings are reasonably identifiable and reasonably anticipated to result from such actions and are reasonably expected to be realized within 18 months from the date of such action, provided that any such cost savings and synergies shall not exceed, together with the amount of any charges, reserves, costs and expenses included pursuant to clause (viii) above, for any applicable trailing four fiscal quarter period, the greater of (x) $50,000,000 and (y) 15.0% of Consolidated EBITDAR for such period (determined prior to giving effect to this clause (ix) or clause (viii) above), and
(x) transaction expenses in connection with (A) this Agreement, the other Loan Documents, any Cash Management Agreement, any Hedge Agreement and the transactions contemplated hereby and thereby and (B) any acquisition, investment, asset sale, incurrence of Indebtedness or amendment to any debt facility which would be permitted under this Agreement, in each case, whether or not such transaction is consummated, and minus (b) the following to the extent added in calculating such Consolidated Net Income, without duplication:
(i) federal, state, local and foreign income tax credits of the Company and its Subsidiaries for such period,
(ii) all non-cash items increasing Consolidated Net Income for such period, and
(iii) extraordinary, non-recurring or unusual cash gains or receipts.
“Consolidated Interest Expense” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of all interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money or in connection with the deferred purchase price of assets, in each case to the extent treated as interest expense in accordance with GAAP.
“Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries (in accordance with GAAP) for that period.

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“Consolidated Rental Expense” means, for any period, for the Company and its Subsidiaries on a consolidated basis, total rental expense as calculated in accordance with GAAP.
“Consolidated Tangible Net Assets” means Consolidated Total Assets minus the aggregate amount, for the Company and its Subsidiaries on a consolidated basis, of all assets classified as intangible assets under GAAP, including, without limitation, goodwill, trademarks, patents, copyrights, organization expenses, franchises, licenses, trade names, brand names, mailing lists, catalogs, excess of cost over book value of assets acquired, and bond discount and underwriting expenses.
“Consolidated Total Assets” means as of any date of determination thereof, the aggregate consolidated net book value of the assets of the Company and its Subsidiaries after all appropriate adjustments in accordance with GAAP.
“Consolidated Total Debt” means, on any date of determination, the aggregate amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis on such date, but excluding (i) any such Indebtedness consisting of Guarantees of operating leases, (ii) any Indebtedness described in clauses (c), (d) or (e) of the definition of “Indebtedness” (and not otherwise constituting Indebtedness), (iii) any Indebtedness under clause (h) or (i) of the definition of “Indebtedness” until such letters of credit, letters of guaranty or bankers’ acceptances are drawn upon or exercised or otherwise become due and payable, (iv) any Indebtedness consisting of customs duty deferment bonds in the ordinary course of business, (v) any Indebtedness incurred by Deckers Benelux arising as a result of fiscal unity (fiscal eenheid), (vi) any trade debt incurred in the ordinary course of business and (vii) Indebtedness related to Sheepskin Arrangements.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Party” means the Administrative Agent, the Issuing Bank or any Lender.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding Up and Restructuring Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect, including any applicable corporations legislation to the extent the relief sought under such corporations legislation relates to or involves the compromise, settlement, adjustment or arrangement of debt.
“Deckers Benelux” has the meaning set forth in the preamble hereto.
“Deckers Canada” has the meaning set forth in the preamble hereto.

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“Deckers Europe” has the meaning set forth in the preamble hereto.
“Deckers Hong Kong” has the meaning set forth in the preamble hereto.
“Deckers UK” has the meaning set forth in the preamble hereto.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party or the Company, acting in good faith, to provide a certification in writing from an authorized officer of such Lender to such Credit Party or the Company, as the case may be, that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s or the Company’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become, or has a Lender Parent that has become, the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.
“Denomination Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Approved Currency (solely with respect to such Borrowing), (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Approved Currency pursuant to Section 2.02 (solely with respect to such Eurocurrency Rate Loan), (iii) each date of a redenomination of a Loan denominated in an Approved Currency into dollars pursuant to Section 2.07(e) (solely with respect to such Loan) and (iv) such additional dates as the Administrative Agent shall determine (but, unless an Event of Default has occurred and is continuing, in no event more than twice during any calendar month pursuant to this clause (iv)); and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Approved Currency, (ii) each date of an amendment of any Letter of Credit denominated in an Approved Currency having the effect of increasing the amount thereof, (iii) each date of any LC Disbursement with respect to any Letter of Credit denominated in an Approved Currency, and (iv) such additional dates as the Administrative Agent or the Issuing Bank shall determine (but, unless an Event of

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Default has occurred and is continuing, in no event more than once during any calendar month pursuant to this clause (iv)).
“Designated Borrower” means each Effective Date Foreign Borrower and each Subsidiary as to which an Election to Participate shall have been delivered to the Administrative Agent after the Effective Date, but in each case excluding any such Subsidiary as to which an Election to Terminate shall have been delivered to the Administrative Agent by the Company, in each case pursuant to Section 2.21.
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.
“Documentation Agent” means, collectively, MUFG Bank, Ltd. and U.S. Bank National Association.
“dollars” or “$” refers to lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Effective Date Foreign Borrowers” means each of Deckers Europe, Deckers UK, Deckers Benelux, Deckers Canada and Deckers Hong Kong.
“Election to Participate” means an election by the Company to designate a Subsidiary as a Designated Borrower hereunder executed by the Company and such Designated Borrower substantially in the form of Exhibit F-1.
“Election to Terminate” means an election by the Company to terminate a Designated Borrower’s status as a Borrower hereunder, executed by the Company substantially in the form of Exhibit F-2.

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“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to human health and safety matters (insofar as such health and safety may be adversely affected by exposure to dangerous or harmful substances or environmental conditions).
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any debt securities convertible into any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or

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partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Euro” means the single currency of the Participating Member States.
“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned to such term in Section 7.01.
“Exchange Rate” means on any day, for purposes of determining the U.S. Dollar Equivalent of any other currency, the rate at which such currency may be exchanged into dollars at 11:00 a.m., London time, on such day as set forth on the Reuters WRLD Page for such currency. In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“Excluded Subsidiary” means (a) the Real Estate Subsidiary, so long as (i) the Indebtedness of the Real Estate Subsidiary permitted under Section 6.01(k) remains outstanding and (ii) the Real Estate Subsidiary does not have any material revenues other than lease-related payments by the Company with respect to the Headquarters Building in connection with such Indebtedness permitted under Section 6.01(k) (such lease payments not to be materially greater than the lease payments in effect as of the Effective Date other than reasonably proportional increases in the amount thereof in connection with increases in the amount of Indebtedness permitted under Section 6.01(k)) or own any material assets other than the Headquarters Building, the land on which the Headquarters Building sits, related fixtures, related office equipment, related furnishings and de minimis cash balances (other than cash balances in connection with related mortgage payments) and (b) any other wholly-owned Domestic Subsidiary that is a Significant Subsidiary that is prohibited by applicable law or contract (with

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respect to any such contractual restriction, only to the extent existing on the Effective Date or the date on which the applicable Person becomes a direct or indirect wholly-owned Domestic Subsidiary of the Company that is a Significant Subsidiary (and not created in contemplation of such acquisition)) from guaranteeing the Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee (unless such consent, approval, license or authorization has been received) of the Obligations so long as such Subsidiary has used commercially reasonable efforts to obtain such consent, approval, license or authorization (it being understood and agreed that such commercially reasonable efforts shall in no event involve the payment of money to any third party, other than customary filing, licensure or other similar fees). As of the Effective Date, the only wholly-owned Domestic Subsidiary that is a Significant Subsidiary that is an Excluded Subsidiary is the Real Estate Subsidiary.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal and United Kingdom withholding Taxes (excluding (x) the portion of United Kingdom withholding Taxes with respect to which the applicable Lender is entitled to claim a reduction under an income tax treaty, and (y) United Kingdom withholding Taxes on payments made by any guarantor under any guarantee of the obligations) imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Company under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 2.16(f), (d) any withholding Taxes imposed under FATCA and (e) Taxes assessed on a Lender on the basis of article 17a, paragraph c or any replacement of the Dutch Corporate Income Tax Act (Wet op de vennootschapsbelasting 1969).
“Existing Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as of November 13, 2014, among the Company, the designated borrowers party thereto, the lenders party thereto and the Administrative Agent.
“Existing Letters of Credit” means those letters of credit issued for the account of the Company and as of the Effective Date, which letters of credit are more particularly described on Schedule 2.05.

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“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Fee Letter” means the Fee Letter between the Administrative Agent and the Company, dated as of August 23, 2018.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, controller or chief operating officer of the Company.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Company is located. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FSHCO” shall mean any Domestic Subsidiary (including a disregarded entity for U.S. federal income tax purposes) substantially all of whose assets consist of Equity Interests of one or more Foreign Subsidiaries that are CFCs (held directly or through Subsidiaries) or CFC Debt.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial, territorial, municipal, regional or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supranational bodies such as the European Union or the European Central Bank).

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“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee made by any guarantor shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless (in the case of a primary obligation that is not Indebtedness) such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guarantor’s maximum reasonably anticipated liability in respect thereof as reasonably determined by the Company in good faith.
“Guarantors” means (a) each wholly-owned Domestic Subsidiary that is a Significant Subsidiary (other than a FSHCO or an Excluded Subsidiary) as of the Effective Date (which as of the Effective Date are Deckers Consumer Direct Corporation, an Arizona corporation and Deckers Retail, LLC, a California limited liability company) and each other wholly-owned Domestic Subsidiary that is a Significant Subsidiary that becomes party to a Guaranty pursuant to Section 5.09 and (b) with respect to the Obligations of the Designated Borrowers and with respect to the Obligations of Guarantors in respect of Cash Management Agreements and Hedge Agreements, the Company.
“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit D.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Headquarters Building” means that certain real property located in Santa Barbara County, California comprising industrial and office buildings totaling, as of the Effective Date, approximately 187,185 square feet and other related improvements thereon and owned by the Real Estate Subsidiary.

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“Hedge Agreement” means any Swap Agreement not prohibited by Section 6.05 that is entered into by and between the Company or any Subsidiary and any Hedge Bank.
“Hedge Bank” means any Person that, at the time it enters into a Hedge Agreement, is a Lender or an Affiliate of a Lender (or was, at the time it entered into a Hedge Agreement, a lender or an Affiliate of a lender under the Existing Credit Agreement), in its capacity as a party to such Hedge Agreement.
“HMRC DT Treaty Passport Scheme” means the Board of H.M. Revenue and Customs Double Taxation Treaty Passport scheme.
“HM Revenue & Customs” means the Board of H.M. Revenue and Customs.
“Impacted Interest Period” has the meaning assigned to it in the definition of “LIBO Rate.”
“Increase Effective Date” has the meaning set forth in Section 2.19(c).
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding accounts payable incurred in the ordinary course of business and not overdue more than 90 days unless subject to a good faith dispute), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business and not overdue more than 90 days unless subject to a good faith dispute), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document or Letter of Credit and (b) Other Taxes.
“Indemnitee” has the meaning assigned to it in Section 9.03(b).
“Ineligible Assignee” has the meaning set forth in Section 9.04(b).

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“Information Memorandum” means the Confidential Information Memorandum dated August 2018 relating to the Company and the Transactions.
“Interest Election Request” means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.07.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurocurrency Loan or CDOR Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.
“Interest Period” means with respect to any Eurocurrency Borrowing or CDOR Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the relevant Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available (for the applicable currency) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time.
“IRS” means the United States Internal Revenue Service.
“Issuing Bank” means (i) JPMCB and (ii) any other Lender that is appointed as an additional Issuing Bank hereunder, that agrees to act in such role and that has been approved by the Administrative Agent (such consent not to be unreasonably withheld or delayed), in each case in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Administrative Agent shall notify the Lenders of any such appointment of an Issuing Bank pursuant to clause (ii) above. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing

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Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate; provided, however, that no arrangement of a type described in this sentence shall be permitted if, immediately after giving effect thereto, amounts would become payable by any Borrower under Section 2.12 or 2.16 that are in excess of those that would be payable under such Section if such arrangement were not implemented and, provided, further, that the fees payable to any such Affiliate shall be subject to the second sentence of Section 2.09(b).
“JPMCB” has the meaning set forth in the preamble hereto.
“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
“LC Sublimit” means $25,000,000.
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement and shall include the Existing Letters of Credit. Letters of Credit may be issued in dollars or in an Approved Currency.
“LIBO Rate” means, with respect to any Eurocurrency Borrowing for any applicable currency and for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (unless market practice differs in the relevant market for that currency, in which case it shall be such date as reasonably determined by the Administrative Agent in accordance with that market practice); provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to the applicable currency then the LIBO Rate shall be the Interpolated Rate.
“LIBO Screen Rate” means, for any day and time, with respect to any Eurocurrency Borrowing for any applicable currency and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for the relevant currency for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02

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of the Thomson Reuters screen that displays such rate (or, in the event such rate does not appear on a Thomson Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
“Loan Documents” means, collectively, this Agreement, the Fee Letter, the Guaranty, each promissory note delivered pursuant to Section 2.09(e), and all other agreements and certificates executed and delivered to, or in favor of, the Administrative Agent, any other Credit Party, any Cash Management Bank or any Hedge Bank. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loan Parties” means the Borrowers and the Guarantors.
“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.
“Local Time” means, with respect to any extensions of credit hereunder denominated in dollars, New York, New York time, with respect to any extensions of credit hereunder denominated in Sterling or Euro, London time, with respect to any extensions of credit hereunder denominated in Canadian Dollars, Toronto time, and with respect to any extensions of credit denominated in any other Approved Currency, the local time in the place of settlement for such Approved Currency as may be determined by the Administrative Agent or the Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or financial condition of the Company and its Subsidiaries taken as a whole, or (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders hereunder or thereunder.
“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum

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aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Maturity Date” means the fifth anniversary of the Effective Date or, solely with respect to those Lenders who agree to an Extension as set forth in Section 2.22, such later date as may be agreed pursuant to Section 2.22.
“Maximum Rate” has the meaning set forth in Section 9.14.
“Moody's” means Moody's Investors Service, Inc.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Non-Extension Notice Date” has the meaning set forth in Section 2.05(c).
“Notice of Illegality” has the meaning set forth in Section 2.21.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligations” means all advances to, and debts, liabilities and obligations of any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Cash Management Agreement or Hedge Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, sold or assigned an interest in, or engaged in any other transaction pursuant to any Loan Document or Letter of Credit).

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“Other Taxes” means any present or future stamp, documentary, intangible, recording, filing or similar other excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to any Loan Document or Letter of Credit, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.18(b)).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Participant” has the meaning set forth in Section 9.04(c).
“Participant Register” has the meaning set forth in Section 9.04(c).
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Patriot Act” has the meaning set forth in Section 9.16.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Acquisitions” means Acquisitions (whether by purchase, merger, amalgamation, consolidation or otherwise) completed after the Effective Date so long as after giving effect thereto (and to any Indebtedness incurred in connection therewith) (i) the Total Adjusted Leverage Ratio would not exceed 3.50 to 1.00 on a pro forma basis and (ii) no Event of Default shall have occurred and be continuing; provided that in the case of any such Acquisition whose consummation is not conditioned on the availability of, or on obtaining, third party financing, the foregoing condition set forth in this clause (ii) shall not be required to be satisfied so long as (x) no Event of Default shall have occurred and be continuing on the date of execution of the definitive agreements for such Acquisition, (y) no Event of Default described in Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing after giving effect to the consummation of such Acquisition and (z) such Acquisition shall have been consummated within 90 days of the date of execution of the definitive agreements for such Acquisition.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for taxes that are not delinquent for a period of more than 60 days or are being contested in compliance with Section 5.04;
(b)     carriers', warehousemen's, mechanics', materialmen's, repairmen's and other Liens imposed by law, arising in the ordinary course of business and securing

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obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;
(c)    pledges and deposits made in the ordinary course of business (i) in compliance with workers' compensation, unemployment insurance and other social security laws or regulations; (ii) pledges and deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature or (iii) securing liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to the Company or any of its Subsidiaries;
(d)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Subsidiary in the ordinary course of business;
(e)    judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k);
(f)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Company or any Subsidiary;
(g)     liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;
(h)     possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Permitted Investments;
(i)    statutory Liens of landlords;
(j)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(k)    any interest or title of a lessor, sublessor, licensor or sublicensor under any leases, subleases, licenses or sublicenses entered into by the Company or any Subsidiary as lessee, sublessee, sublessor, licensor or sublicensor in the ordinary course of business;
(l)    Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers of the Company or any of its Subsidiaries in the ordinary course of business; and
(m)    any security interest or set-off arising under Clause 24 or 25 of the general banking conditions (algemene bankvoorwaarden) of any member of the Dutch Bankers' Association (Nederlandse Vereniging van Banken) or any foreign equivalent thereof;

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provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Permitted Investments” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), Canada (or any province of Canada), or any other governmental authority in which the Company or its Subsidiaries do business, in each case maturing within thirty-six months from the date of acquisition thereof;
(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating not less than A2 from S&P or not less than P2 from Moody’s;
(c)     investments in certificates of deposit, banker's acceptances and time deposits maturing within thirty-six months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States, any State thereof, the European Union or any member state thereof, Canada, the United Kingdom, Switzerland, Ireland, Bermuda, Vietnam, Japan, Macau, Luxembourg, China or Hong Kong, in each case which has a combined capital and surplus and undivided profits of not less than the U.S. Dollar Equivalent of $500,000,000 and provided that the commercial paper of any such commercial bank must have a rating not less than A1 from S&P or not less than P1 from Moody’s;
(d)     cash held by the Company and its Subsidiaries in the ordinary course of business and denominated in dollars, any Approved Currency or any other currency that is the lawful currency of the United States, any State thereof, the European Union or any member state thereof, Canada, the United Kingdom, Switzerland, Ireland, Bermuda, Vietnam, Japan, Macau, Luxembourg, China or Hong Kong;
(e)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(f)     money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P or Aaa by Moody’s and (iii) have portfolio assets of at least $1,000,000,000; and
(g)    other investments made in accordance with the Company’s investment policy as in effect on the Effective Date in the form previously provided to the Administrative Agent, as the same may be amended from time to time in the Company’s reasonable business judgment as long as such changes do not permit the Company to make materially riskier

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investments than those permitted before giving effect to such changes and are not otherwise materially adverse to the Lenders.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, or a similar plan subject to the provisions of Canadian provincial or federal pension standards legislation.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time
“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Priority Debt” means, without duplication, (a) any Indebtedness of any Subsidiary, (b) any Indebtedness of the Company guaranteed by any Subsidiary and (c) any Indebtedness of the Company or any Subsidiary that is secured by a lien on any assets of the Company or any Subsidiary, in each case, other than (i) Loans hereunder, (ii) Indebtedness of the Company to any Subsidiary or of any Subsidiary to the Company or another Subsidiary and (iii) Indebtedness permitted under Section 6.01(k).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Real Estate Subsidiary” means Deckers Cabrillo, LLC, a California limited liability company and a wholly-owned Subsidiary of the Company.
“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank.
“Register” has the meaning set forth in Section 9.04.

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“Related Parties” means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.
“Required Lenders” means, (i) at any time that there are three or more Lenders, at least three Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time, and (ii) at any time that there are less than three Lenders, all Lenders; provided that the Revolving Credit Exposure and unused commitment of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Responsible Officer” means, with respect to any Borrower, the president, a Financial Officer or other executive officer of such Borrower.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in the Company.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans and its LC Exposure at such time.
“S&P” means Standard & Poor's.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive, country-wide Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority of any of the foregoing, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of Sanctions.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, the

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government of Canada (including, without limitation, Foreign Affairs, Trade and Development Canada and Public Safety Canada) or other relevant sanctions authority of any of the foregoing.
“SEC” means the Securities and Exchange Commission of the United States of America.
“Service of Process Agent” has the meaning set forth in Section 9.09(d).
“Sheepskin Arrangements” means arrangements entered into in the ordinary course of business by the Company and/or its subsidiaries for the direct or indirect purchase of sheepskin or sheepskin alternatives, including without limitation any deposits related thereto.
“Significant Subsidiary” means each Subsidiary (including such Subsidiary’s interest in its direct and indirect Subsidiaries) of the Company that:
(a)    accounted for at least 5% of consolidated revenues of the Company and its Subsidiaries or 5% of Consolidated EBITDAR of the Company and its Subsidiaries, in each case for the four fiscal quarters of the Company ending on the last day of the last fiscal quarter of the Company immediately preceding the date as of which any such determination is made; or
(b)    has total assets which represent at least 5% of the consolidated assets of the Company and its Subsidiaries as of the last day of the last fiscal quarter of the Company immediately preceding the date as of which such determination is made;
provided, that in the event that the Subsidiaries of the Company that would not otherwise be Significant Subsidiaries pursuant to clause (a) or clause (b) above either:
(i)    accounted for at least 10% of consolidated revenues of the Company and its Subsidiaries or 10% of Consolidated EBITDAR of the Company and its Subsidiaries, in each case in the aggregate for the four fiscal quarters of the Company ending on the last day of the last fiscal quarter of the Company immediately preceding the date as of which any such determination is made; or
(ii)    have total assets which represent at least 10% of the consolidated assets of the Company and its Subsidiaries in the aggregate as of the last day of the last fiscal quarter of the Company immediately preceding the date as of which such determination is made, then the Company shall designate one or more of such Subsidiaries to be Significant Subsidiaries, notwithstanding that such Subsidiaries would not be Significant Subsidiaries pursuant to clause (a) or clause (b) above, such that after giving effect to such designation, clauses (i) and (ii) above would not apply to the Subsidiaries of the Company that are not Significant Subsidiaries.
“Specified Currency” has the meaning set forth in Section 9.19.
“Specified Leveraged Acquisition” means a Permitted Acquisition having aggregate consideration of not less than $50,000,000.

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“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Sterling” means the lawful currency of the United Kingdom.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Company.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.
“Syndication Agent” means, collectively, Citibank, N.A., Comerica Bank and HSBC Bank USA, National Association.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

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“Total Adjusted Leverage Ratio” means, as of the last day of any fiscal quarter of the Company, the ratio of (i) the sum of Consolidated Total Debt on such date plus six times Consolidated Rental Expense for the period of four fiscal quarters ending on such date to (ii) the Consolidated EBITDAR of the Company and its Subsidiaries for the period of four fiscal quarters ending on such date.
“Total Revolving Credit Exposure” means, the sum of the outstanding principal amount of all Lenders’ Loans and their LC Exposure at such time.
“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the CDOR Rate or the Alternate Base Rate.
“UK Borrower” means any Borrower (i) that is organized or formed under the laws of the United Kingdom or (ii) payments from which under this Agreement or any other Loan Document are subject to withholding Taxes imposed by the laws of the United Kingdom.
“United States” means the United States of America.
“U.S. Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in dollars, such amount, (b) if such amount is expressed in an Approved Currency, the equivalent of such amount in dollars determined by using the rate of exchange for the purchase of dollars with the Approved Currency in the London foreign exchange market at or about 11:00 a.m. London time (or New York time, as applicable) on a particular day as displayed by ICE Data Services as the “ask price”, or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services (or if such service ceases to be available, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.16(f)(ii)(B)(3).
“VAT” means (a)  any Taxes imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other Taxes of a similar nature, whether imposed in a member state of the European Union in

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substitution for, or levied in addition to, such Taxes referred to in paragraph (a) above, or imposed elsewhere.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means each Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 1.02     Pro Forma Calculations. The financial covenants in Section 6.10, and any pro forma calculations to be made pursuant to any other provision of this Agreement, shall be calculated on a pro forma basis in good faith to give effect to Permitted Acquisitions and dispositions permitted hereunder of business units, lines of business or divisions; provided, that the calculation of Consolidated EBITDAR for purposes of Section 6.10(b) (including in connection with any pro forma calculation of the covenant set forth in such Section pursuant to any other provision of this Agreement) shall not be calculated on a pro forma basis in connection with any such Permitted Acquisition or disposition permitted hereunder of business units, lines of business or divisions unless Consolidated Interest Expense and Consolidated Rental Expense are also calculated on a pro forma basis or the Company shall have determined that no such pro forma adjustment thereto is applicable or would be necessary.
SECTION 1.03     Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (g) the term “wholly-owned” when used in reference to any Subsidiary that is not a Domestic Subsidiary shall be construed to mean “wholly-owned,

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subject to any directors’ qualifying shares or shares required to be held by local Persons under applicable law”.
SECTION 1.04     Accounting Terms; GAAP. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) operating leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Company’s audited financial statements as of and for the fiscal year ended March 31, 2018 for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes.
(b)    Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of “Capital Lease Obligations,” in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute capital leases in conformity with GAAP on the date hereof shall be considered capital leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.
SECTION 1.05     Currency Translation. Except as otherwise set forth herein, the Administrative Agent shall determine the U.S. Dollar Equivalent of any Loan, Letter of Credit or LC Disbursement denominated in any Approved Currency using the Exchange Rate for such currency in relation to dollars in effect on each Denomination Date therefor, and each such amount shall be the U.S. Dollar Equivalent of such Loan, Letter of Credit or LC Disbursement until the next required calculation thereof pursuant to this sentence. Unless otherwise specified herein, and except for purposes of financial statements or calculating financial covenants, the amount of a Loan or Letter of Credit at any time shall be deemed to be the U.S. Dollar Equivalent of the stated amount of such Loan or Letter of Credit in effect at such time. Any Borrower’s obligation to make payments in any currency (the “Contract Currency”) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment or otherwise, that is expressed in or converted into any currency other than the Contract Currency,

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except to the extent that such tender or recovery results in the actual receipt by the relevant Issuing Bank, Credit Party, Cash Management Bank or Hedge Bank at its designated office of the full amount of the Contract Currency specified to be payable hereunder.  Each Borrower’s obligation to make payments in the Contract Currency shall be enforceable as an alternative or additional cause of action to the extent that such actual receipt is less than the full amount of the Contract Currency specified to be payable hereunder, and shall not be affected by judgment being obtained for other sums due hereunder.  Each Borrower shall indemnify each applicable Issuing Bank and Lender for any shortfall in such actual receipt.
SECTION 1.06     Interest Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any comparable or successor rate thereto, or replacement rate therefor.
ARTICLE II

THE CREDITS
SECTION 2.01     Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrowers in dollars or one or more Approved Currencies from time to time during the Availability Period in an aggregate principal amount that will not result (at the time of such Borrowing and after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.09) in (a) such Lender’s Revolving Credit Exposure exceeding such Lender's Commitment, (b) the sum of the Total Revolving Credit Exposures exceeding the total Commitments or (c) the Revolving Credit Exposures denominated in Approved Currencies exceeding the Approved Currency Sublimit. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may severally borrow, prepay and reborrow Loans.
SECTION 2.02     Loans and Borrowings. (I) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that no Lender shall be responsible for any other Lender's failure to make Loans as required.
(a)    Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans, CDOR Rate Loans or Eurocurrency Loans as the applicable Borrower may request in accordance herewith; provided, that each Borrowing denominated in an Approved Currency (other than Canadian Dollars) shall be comprised of Eurocurrency Loans and each Borrowing denominated in Canadian Dollars shall be comprised of CDOR Rate Loans. Each Lender at its option may make any Eurocurrency Loan or CDOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement; and provided, further, that no option may be exercised by any Lender if, immediately after giving effect thereto, amounts would become payable by a Borrower under Section 2.14 or 2.16 that are in excess of those that would be payable under such Section if

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such option were not exercised; and provided, further, that, notwithstanding anything to the contrary in this Agreement, each Borrowing to be made by Deckers Hong Kong or any other Designated Borrower organized under the laws of Hong Kong shall be made to Deckers Hong Kong or such other Designated Borrower, as the case may be, at an account located in London.
(b)    At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 (or a reasonably similar amount in an Approved Currency) and not less than $1,000,000 (or a reasonably similar amount in an Approved Currency). At the time that each ABR Borrowing or CDOR Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that an ABR Borrowing or a CDOR Rate Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 15 Eurocurrency Borrowings and CDOR Rate Borrowings outstanding.
(c)    Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
SECTION 2.03     Requests for Borrowings. To request a Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request (a) in the case of a Eurocurrency Borrowing denominated in dollars, not later than 1:00 p.m., Local Time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Eurocurrency Borrowing denominated in any Approved Currency (other than Canadian Dollars), not later than 1:00 p.m., Local Time, four Business Days before the date of the proposed Borrowing, (c) in the case of a CDOR Rate Borrowing, not later than 11:00 a.m., Local Time, two Business Days before the date of the proposed Borrowing and (d) in the case of an ABR Borrowing, not later than 1:00 p.m., Local Time, on the day of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 1:00 p.m., Local Time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be signed by a Responsible Officer of the applicable Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the aggregate amount of the requested Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Borrowing, a CDOR Rate Borrowing or a Eurocurrency Borrowing;
(iv)    in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

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(v)    in the case of a Eurocurrency Borrowing, whether such Borrowing shall be made in dollars or in an Approved Currency (and if in an Approved Currency, the applicable currency); and
(vi)    the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration, and if no currency is specified with respect to any requested Eurocurrency Borrowing, then the applicable Borrower shall be deemed to select a Borrowing of dollars. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.
SECTION 2.04     [Reserved].
SECTION 2.05     Letters of Credit. (I) General. Subject to the terms and conditions set forth herein, any Borrower may, as the applicant thereof for the support of its or its subsidiaries’ obligations, request the issuance of, and the Issuing Bank shall (subject to the terms and conditions hereof) issue, Letters of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit) denominated in dollars or, to the extent the Issuing Bank then issues letters of credit in any Approved Currency, in such Approved Currency, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the applicable Borrower to, or entered into by the applicable Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof. Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any Sanctioned Country or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.
(a)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension but in any event no less than two (2) Business Days prior to such date in the case of a Letter of Credit denominated in dollars and no less than four (4) Business Days prior to such date in the case of a Letter of Credit denominated in an

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Approved Currency) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, whether such Letter of Credit is to be denominated in dollars or in an Approved Currency (and if in an Approved Currency, the applicable currency), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the applicable Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), at the time of such issuance, amendment, renewal or extension and after giving effect thereto, (i) the LC Exposure shall not exceed the LC Sublimit, (ii) no Lender’s Revolving Credit Exposure shall exceed its Commitment, (iii) the Total Revolving Credit Exposure shall not exceed the total Commitments and (iv) the Revolving Credit Exposures denominated in Approved Currencies shall not exceed the Approved Currency Sublimit.
(b)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided, that if the applicable Borrower so requests in any notice requesting the issuance of a Letter of Credit, Issuing Bank shall issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, further that any such Auto-Extension Letter of Credit must permit the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, the applicable Borrower shall not be required to make a specific request to the Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the date that is five Business Days prior to the Maturity Date; provided, however, that the Issuing Bank shall not permit any such extension if (A) the Issuing Bank has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof, (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the Issuing Bank not to permit such extension or (C) such Auto-Extension Letter of Credit is an Existing Letter of Credit.

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(c)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(d)    Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement not later than 2:00 p.m., Local Time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 2:00 p.m., Local Time, on the following Business Day. In the case of a Letter of Credit denominated in dollars, the applicable Borrower (or the Company) shall reimburse the Issuing Bank in dollars unless the Company shall have requested that such payment be financed with an ABR Borrowing. In the case of a Letter of Credit denominated in any Approved Currency, the applicable Borrower shall reimburse the Issuing Bank in such currency, unless (A) the applicable Borrower shall have notified the Issuing Bank promptly following receipt of the notice of drawing that such Borrower (or the Company) will reimburse the Issuing Bank in dollars or (B) the Company shall have requested that such payment be financed with an ABR Borrowing. In the case of any such reimbursement in dollars of a drawing under a Letter of Credit denominated in any Approved Currency, the Issuing Bank shall notify the applicable Borrower of the U.S. Dollar Equivalent of the amount of the drawing promptly following the determination thereof. If the applicable Borrower fails to make such payment when due (either through payment or through a Borrowing), the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the applicable Borrower in respect thereof (which in the case of any payment in any Approved Currency shall be, with respect to each Lender, the U.S. Dollar Equivalent thereof) and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the applicable Borrower (which in the case of any payment in any Approved Currency shall be the U.S. Dollar Equivalent thereof), in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from

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the Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement. In the event that (A) a drawing denominated in any Approved Currency is to be reimbursed in dollars and (B) the dollar amount paid by any Borrower, including pursuant to an ABR Borrowing, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in such Approved Currency equal to the drawing, the applicable Borrower agrees, as a separate and independent obligation, to indemnify the Issuing Bank for the loss resulting from its inability on that date to purchase such Approved Currency in the full amount of the drawing.
(e)    Obligations Absolute. Each Borrower’s several obligation to reimburse LC Disbursements applicable to it as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any adverse change in the relevant exchange rates or in the availability of any Approved Currency to the applicable Borrower or in the relevant currency markets generally or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the applicable Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the applicable Borrower to the extent permitted by applicable law) suffered by the applicable Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such

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determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(f)    Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent, the Company and the applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.
(g)    Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the applicable Borrower or the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
(h)    Replacement of the Issuing Bank. (A) The Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent (not to be unreasonably withheld or delayed), the replaced Issuing Bank (not to be unreasonably withheld or delayed) and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Company or the applicable Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

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(B) Subject to the appointment and acceptance of a successor Issuing Bank, the Issuing Bank may resign as the Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Company and the Lenders, in which case, the Issuing Bank shall be replaced in accordance with Section 2.06(i)(A) above, except that only the consent of the Company, the successor Issuing Bank, the Administrative Agent and the Required Lenders shall be required to appoint the successor Issuing Bank; provided that in the event the Person that is the resigning Issuing Bank is also resigning as Administrative Agent at such time, its consent as Administrative Agent shall not be required (but the consent of any Person being appointed as successor Administrative Agent at such time shall be required (such consent not to be unreasonably withheld or delayed)).
(i)    Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives written notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company or the applicable Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in Section 7.01(h) or (i). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Company or the applicable Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company or the applicable Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Company or the applicable Borrower under this Agreement in accordance with Article VIII. If the Company or another Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company or such Borrower within three Business Days after all Events of Default have been cured or waived.
(j)    Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating

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from any rights of the Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Company (i) shall reimburse, indemnify and compensate the Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Company and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such subsidiary in respect of such Letter of Credit.  The Company hereby acknowledges that the issuance of such Letters of Credit for its subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such subsidiaries.
SECTION 2.06     Funding of Borrowings. (I) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof in the appropriate currency by wire transfer of immediately available funds by 2:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds in the applicable currency, to an account of the applicable Borrower maintained with the Administrative Agent and designated by such Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.
(a)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a Borrower, the interest rate applicable to ABR Loans; provided, that any payment made by a Borrower shall be made without prejudice to any claim such Borrower may have against the Lender failing to make such payment to the Administrative Agent. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.
SECTION 2.07     Interest Elections. (I) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing or a CDOR Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing or

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a CDOR Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section. Each Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(a)    To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.02 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by a Responsible Officer of such Borrower.
(b)    Each Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing, a CDOR Rate Borrowing or a Eurocurrency Borrowing;
(iv)    in the case of a Eurocurrency Borrowing or CDOR Rate Borrowing, whether such Borrowing shall be made in dollars or in an Approved Currency (and if an Approved Currency, which currency); and
(v)    if the resulting Borrowing is a Eurocurrency Borrowing or a CDOR Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurocurrency Borrowing or CDOR Rate Borrowing but does not specify (x) an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration or (y) the currency, then the applicable Borrower shall be deemed to have selected the same currency as the Borrowing being converted or continued.
(c)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

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(d)    If a Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing or CDOR Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing in the case of a Borrowing denominated in dollars or shall be continued as a Eurocurrency Borrowing or CDOR Rate Borrowing, as the case may be, having an Interest Period of one month in the case of a Borrowing denominated in an Approved Currency. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in dollars may be converted to or (at the end of the applicable Interest Period) continued as a Eurocurrency Borrowing or CDOR Rate Borrowing, (ii) unless repaid, each Eurocurrency Borrowing denominated in dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, and if the applicable continuing Event of Default is an Event of Default under Section 7.01(a), (h) or (i), each Eurocurrency Borrowing and CDOR Rate Borrowing denominated in an Approved Currency shall be, redenominated in dollars at the U.S. Dollar Equivalent thereof and be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.08     Termination and Reduction of Commitments. (I) Unless previously terminated, the Commitments shall terminate on the Maturity Date.
(a)    The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or, if less, the remaining amount of the total Commitments) and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Revolving Credit Exposures would exceed the total Commitments.
(b)    The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or other receipt of funds, in which case such notice may be revoked or postponed by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied or expected to be satisfied on the proposed termination date. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
SECTION 2.09     Repayment of Loans; Evidence of Debt. (I) Each Borrower hereby severally (and not jointly) unconditionally promises to pay to the

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Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan made to such Borrower on the Maturity Date.
(a)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.
(c)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the several obligations of the Borrowers to repay the Loans in accordance with the terms of this Agreement.
(d)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, each applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
SECTION 2.10     Prepayment of Loans. (I) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty but subject to amounts payable pursuant to Section 2.15, subject to prior notice in accordance with paragraph (b) of this Section.
(a)    The applicable Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy or electronic mail) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing or a CDOR Rate Borrowing, not later than 1:00 p.m., Local Time, two Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., Local Time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked or postponed if such notice of termination is revoked or postponed in accordance with Section 2.08. Promptly following receipt of any such notice relating to a

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Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and any break funding payments required by Section 2.15.
(b)    If the Administrative Agent notifies the Company at any time that the Total Revolving Credit Exposure (that has not been cash collateralized by the Company or another Borrower) exceeds an amount equal to 105% of the total Commitments then in effect, then, within three Business Days after receipt of such notice, the Company or another Borrower shall prepay Loans and/or cash collateralize the LC Exposure in an aggregate amount sufficient to cause the Total Revolving Credit Exposure to be less than or equal to the total Commitments then in effect.
(c)    If the Administrative Agent notifies the Company at any time that the LC Exposure (that has not been cash collateralized by the Company or another Borrower) exceeds an amount equal to 105% of the LC Sublimit, then, within three Business Days after receipt of such notice, the Company or another Borrower shall cash collateralize the LC Exposure in an aggregate amount sufficient to cause the LC Exposure to be less than or equal to the LC Sublimit.
(d)    If the Administrative Agent notifies the Company at any time that the portion of the Total Revolving Credit Exposure denominated in Approved Currencies (that has not been cash collateralized by the Company or another Borrower) exceeds an amount equal to 105% of the Approved Currency Sublimit then in effect, then, within three Business Days after receipt of such notice, the Company or another Borrower shall prepay Loans denominated in Approved Currencies and/or cash collateralize the portion of the LC Exposure that is denominated in Approved Currencies in an aggregate amount sufficient to cause portion of the Total Revolving Credit Exposure denominated in Approved Currencies to be less than or equal to the Approved Currency Sublimit then in effect.
SECTION 2.11     Fees. (I) The Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, in dollars, which shall accrue at the rate under the heading “Commitment Fee Rate” in the definition of Applicable Rate on the actual daily amount by which (i) such Lender’s Commitment exceeds (ii) such Lender’s Revolving Credit Exposure, subject to adjustment as provided in Section 2.20, during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(a)    The Company agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee in dollars with respect to its participations in Letters of Credit,

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which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee in dollars, which shall accrue at the rate or rates per annum separately agreed upon between the Company and the Issuing Bank in the Fee Letter or otherwise in writing on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Unless otherwise specified above, participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such accrued but unpaid fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 30 days after written demand by the Issuing Bank. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent in the Fee Letter.
(c)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances (other than in the case, and to the extent, of any overpayment thereof by the Company).
SECTION 2.12     Interest. (I) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(a)    The Loans comprising each Eurocurrency Borrowing shall bear interest in the case of a Eurocurrency Loan, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. The Loans comprising each CDOR Rate Borrowing shall bear interest in the case of a CDOR Rate Loan, at the CDOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(b)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any

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Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(c)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan or CDOR Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(d)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed (i) by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate, (ii) with respect to CDOR Rate Loans and (iii) with respect to Loans denominated in Sterling, shall each be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate, LIBO Rate or CDOR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(e)    If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, any Borrower or the Lenders determine that (i) the Total Adjusted Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Total Adjusted Leverage Ratio would have resulted in higher pricing for any resulting period, the applicable Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to such Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid by such Borrower for such period over the amount of interest and fees actually paid for such period by such Borrower.
(f)    The rates of interest under this Agreement are nominal rates, and not effective rates or yields. Unless otherwise stated, wherever in this Agreement reference is made to a rate of interest “per annum” or a similar expression is used, such interest shall be calculated on the basis of a year of 360, 365 or 366 days, as the case may be as set forth herein, for the actual number of days occurring in the period for which any such interest is payable. For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest to be paid hereunder or in connection herewith is to be calculated on the basis of a 360, 365 or 366-day year, as the case may be as set forth herein, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the

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calendar year in which the same is to be ascertained and divided by 360, 365 or 366 days, as the case may be as set forth herein
(g)    Each Canadian Loan Party acknowledges and confirms that:
(A)    clause (g) above satisfies the requirements of Section 4 of the Interest Act (Canada) to the extent it applies to the expression or statement of any interest payable under any Loan Document; and
(B)    such Canadian Loan Party is able to calculate the yearly rate or percentage of interest payable under any Loan Document based upon the methodology set out in clause (g) above
(h)    Each Canadian Loan Party agrees not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to the Loan Documents, that the interest payable thereunder and the calculation thereof has not been adequately disclosed to such Canadian Loan Party, whether pursuant to Section 4 of the Interest Act (Canada) or any other applicable law or legal principle. Notwithstanding anything to the contrary contained in this Agreement, if the amount of interest payable under any Loan Document is reduced by virtue of the application of Section 4 of the Interest Act (Canada), then the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, if an Event of Default shall have occurred and be continuing, automatically and without further action by the Administrative Agent), an amount equal to the amount of such reduction.
SECTION 2.13     Alternate Rate of Interest; Illegality.
(a)    If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:
(i)    the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, (including because the LIBO Screen Rate is not available or published on a current basis), for the applicable currency and such Interest Period; or
(ii)    the Administrative Agent is reasonably advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for the applicable currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable currency and such Interest Period;
then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent

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notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and (B) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted. The Administrative Agent shall promptly advise the Company of any such alternate interest rate.
(b)     If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Company shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate). Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.13(b), only to the extent the LIBO Screen Rate for the applicable currency and such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
(c)    Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or any applicable lending office of such Lender to make, maintain, or fund Loans whose interest is determined by reference to the Adjusted LIBO Rate, or to determine or charge interest rates based upon the Adjusted LIBO Rate, then such Lender shall promptly notify the Company and the Administrative Agent thereof and (i) such Lender’s obligation to make or continue any Eurocurrency Loans or to convert ABR Loans into Eurocurrency Loans shall be suspended until the circumstances giving rise to suspension no longer exist (in which case such Lender shall again make, maintain, and fund Eurocurrency Loans), and each such Eurocurrency Loan then outstanding shall be converted into ABR Loans on the last day of the then-current Interest Period with respect thereto and (ii) if such notice

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asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Adjusted LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate.
(d)    Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful under U.S. Federal or applicable state or foreign law or regulation for any Lender to make Loans or otherwise extend credit to or do business with any Designated Borrower, then such Lender shall promptly notify the Company and the Administrative Agent thereof and such Lender’s obligation to make any Loans to such Designated Borrower shall be suspended until the circumstances giving rise to suspension no longer exist (in which case such Lender shall again make, maintain, and fund Loans to such Designated Borrower).
SECTION 2.14     Increased Costs. (I) If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;
(ii)    impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Company or the applicable Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

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(b)    If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank’s capital or on the capital of such Lender's or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Company or the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section (containing a reasonably detailed explanation of the basis on which such amount or amounts were calculated and explaining the Change in Law by reason of which it has become entitled to be so compensated) shall be delivered to the Company and shall be conclusive absent manifest error. The Company or the applicable Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
(e)    Notwithstanding any other provision to the contrary, this Section 2.14 shall have no application with respect to any Indemnified Taxes, Other Taxes or any Excluded Taxes, which matters, for the avoidance of doubt, shall be dealt with exclusively under Section 2.16.
SECTION 2.15     Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or pursuant to Section 2.19(e)), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice

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may be revoked under Section 2.10(b) and is revoked in accordance therewith), or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.18, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event, including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained but excluding any loss of anticipated profits. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 2.16     Withholding of Taxes; Gross-Up. (I) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document or Letter of Credit shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(a)    Payment of Other Taxes by each Borrower. Each Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law or, at the option of the Administrative Agent or any Lender, timely reimburse the Administrative Agent or such Lender for, any Other Taxes.
(b)    Evidence of Payment. As soon as practicable after the written request by the Administrative Agent to the Company, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by the Governmental Authority to which the Company or a Borrower has paid Taxes that evidences such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(c)    Indemnification by the Borrowers. Each applicable Borrower shall severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient (other than those compensated for by an increased payment under Section 2.16(a)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or

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asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document or Letter of Credit, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or Letter of Credit or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(e)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document or Letter of Credit shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by any Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by any Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by any Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing:

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(A)    any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of any Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document or Letter of Credit, an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document or Letter of Credit, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;
(2)    in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN; or
(4)    to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E or IRS Form W-8BEN,

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a U.S. Tax Compliance Certificate substantially in the form of Exhibit E, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document or Letter of Credit would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by any Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by any Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.
(E)    in the case of a Foreign Lender that is not the Beneficial Owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such Beneficial Owner or partner of such partnership if such beneficial owner or partner

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were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Compliance Certificate on behalf of such partners; or
(F)    any other form prescribed by law as a basis for claiming exemption from, or a reduction of, withholding Tax together with such supplementary documentation necessary to enable the Borrowers or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.
(f)    Additional United Kingdom Withholding Tax Matters.
(i)    Subject to (ii) below, each Lender and each UK Borrower which makes a payment to such Lender shall cooperate in completing any procedural formalities necessary for such UK Borrower to obtain authorization to make such payment without withholding or deduction for Taxes imposed under the laws of the United Kingdom.
(ii)    (A) A Lender on the Effective Date that (x) holds a passport under the HMRC DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall provide its scheme reference number and its jurisdiction of tax residence to each UK Borrower and the Administrative Agent; and
(B)    a Lender which becomes a Lender hereunder after the day on which this Agreement closes that (x) holds a passport under the HMRC DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall provide its scheme reference number and its jurisdiction of tax residence to each UK Borrower and the Administrative Agent, and
(C)    Upon satisfying either clause (A) or (B) above, such Lender shall have satisfied its obligation under paragraph (g)(i) above.
(iii)    If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (g)(ii) above, the UK Borrower(s) shall make a Borrower DTTP filing with respect to such Lender, and shall promptly provide such Lender with a copy of such filing; provided that, if each UK Borrower making a payment to such Lender has made a Borrower DTTP Filing in respect of such Lender but (1) such Borrower DTTP Filing has been rejected by HM Revenue & Customs or (2) HM Revenue & Customs has not given such UK Borrower authority to make payments to such Lender without a deduction for tax within 60 days of the date of such Borrower DTTP Filing, and

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in each case, such UK Borrower has notified that Lender in writing of either (1) or (2), then such Lender and such UK Borrower shall co-operate in completing any additional procedural formalities necessary for such UK Borrower to obtain authorization to make that payment without withholding or deduction for Taxes imposed under the laws of the United Kingdom.
(iv)    If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (g)(ii) above, no UK Borrower shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender's Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.
(v)    Each UK Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of such Borrower DTTP Filing to the Administrative Agent for delivery to the relevant Lender.
(vi)    Each Lender shall notify the Borrowers and Administrative Agent if it determines in its sole discretion that it is ceases to be entitled to claim the benefits of an income tax treaty to which the United Kingdom is a party with respect to payments made by any U.K. Borrower hereunder.
(g)    Treatment of Certain Refunds. If any party determines, in its reasonable discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including additional amounts paid pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything herein to the contrary in this Section 2.16(h), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.16(h) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such Tax had never been paid. This Section 2.16(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.
(h)    Defined Terms. For purposes of this Section 2.16, the term “Lender” includes the Issuing Bank and the term “applicable law” includes FATCA.

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(i)    FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Obligations as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(j)    VAT.
(i)    All amounts expressed to be payable under any Loan Document or Letter of Credit by any Loan Party to any Recipient which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, if VAT is or becomes chargeable on any supply made  by any Recipient to any Loan Party under a Loan Document or Letter of Credit and such Recipient is required to account to the relevant Governmental Authority for the VAT, that Loan Party must pay to such Recipient (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT upon receipt of any appropriate VAT invoice.
(ii)    Where a Loan Document or Letter of Credit requires any Loan Party to reimburse or indemnify a Recipient for any cost or expense, that Loan Party shall reimburse or indemnify (as the case may be) such Recipient for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Recipient reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant Governmental Authority.
(iii)    Any reference in this Section to any party shall, at any time when such party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC or as implemented by the relevant member state of the European Union or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a party shall be construed as a reference to that party or the relevant group or unity (or fiscal unity) of which that party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).
(k)    Survival. Each party's obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document or Letter of Credit.

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SECTION 2.17     Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (I) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 2:00 p.m., Local Time, or such other time as may be expressly provided herein, on the date when due, in immediately available funds and in the appropriate currency, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, in the case of payments denominated in dollars, and at its offices at 25 Bank Street, Canary Wharf, London, in the case of payments denominated in the specific currencies referred to in the definition of “Approved Currencies”, or, in each case, to its offices as it may designate from time to time by notice to the Borrowers, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.
(a)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(b)    If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in

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any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply) and (iii) the provisions of this paragraph shall not apply to any payments made to those Lenders who choose not to extend the Maturity Date of their Loans or Commitments pursuant to Section 2.22 hereof on such non-extended Maturity Date except to the extent any such non-extending Lender receives payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other such non-extending Lender, in which case such Lender shall purchase participations as described above solely from other such non-extending Lenders to the extent necessary so that the benefit of all such payments made on such date shall be shared by such non-extending Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
(c)    Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(d)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d) or (e), 2.06(b), 2.17(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
SECTION 2.18     Mitigation Obligations; Replacement of Lenders. (I) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different

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lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.
(a)    If:
(i)    any Lender requests compensation under Section 2.14;
(ii)    any Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16;
(iii)    any Lender is a Defaulting Lender;
(iv)    any Lender does not approve of an additional Approved Currency pursuant to the Borrowers’ request that such currency be added within 20 Business Days of such Lender’s receipt of such request and the Required Lenders have approved the addition of such currency;
(v)    a Lender delivers a Notice of Illegality in accordance with Section 2.21, a period of at least 15 Business Days shall have passed since the Administrative Agent shall have posted such Election to Participate to the Lenders and the Administrative Agent has not received Notices of Illegality from the Required Lenders; or
(vi)    a Lender delivers a notice pursuant to Section 2.13(d);
then the Company may, at its sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.14 or 2.16) and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Company shall have received the prior written consent of the Issuing Bank and, unless the Commitment is being assigned to a Lender, an Affiliate of a Lender or an Approved Fund, the Administrative Agent, in each case such consent not to be unreasonably withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts), (C) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or

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payments, (D) in the case of any such assignment resulting from a Lender not approving an additional Approved Currency, each relevant assignee shall have agreed to approve such currency and (E) in the case of any such assignment resulting from a Lender delivering a Notice of Illegality or a notice pursuant to Section 2.13(d), each relevant assignee (x) shall have confirmed that it would not be unlawful under U.S. Federal or applicable state or foreign law for such Lender to make Loans or otherwise extend credit to or do business with the relevant proposed or existing Designated Borrower, as the case may be, or, as the case may be in connection with a Notice of Illegality, that it has sufficient operational capabilities to permit it to make Loans or otherwise extend credit with the relevant proposed Designated Borrower and (y) shall not be a Lender that has delivered a Notice of Illegality or a notice pursuant to Section 2.13(d) with respect to such proposed or existing Designated Borrower, as the case may be; provided further that, for the avoidance of doubt, any Lender being replaced under this Section shall not be required to make any effort with respect to finding a replacement Lender or otherwise obtaining a replacement Commitment. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrowers, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.
SECTION 2.19     Increase in Commitments.
(a)    Request for Increase. Provided there exists no Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Company may from time to time request an increase in the Commitments by an amount (for all such increases) not exceeding $200,000,000; provided that (i) any such increase shall be in a minimum amount of $10,000,000 and (ii) the Company may make a maximum of five such increases.
(b)    Increasing and Additional Lenders. The Company may, in consultation with the Administrative Agent, designate any Lender party to this Agreement (with the consent of such Lender, which may be given or withheld in its sole discretion) or another Person (which may be, but need not be, an existing Lender) which is not an Ineligible Assignee (subject to the consent of the Administrative Agent and the Issuing Bank (such consents not to be unreasonably withheld or delayed) if such Person is not a Lender, an Affiliate of a Lender or an Approved Fund) and which at the time agrees in its sole discretion to (i) in the case of any such designated Lender that is an existing Lender, increase its Commitment, and (ii) in the case of any other such Person (an “Additional Lender”), become a party to this Agreement pursuant to a joinder

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agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(c)    Effective Date and Allocations. If the Commitments are increased in accordance with this Section, the Company shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase in consultation with the Administrative Agent. The Administrative Agent shall promptly notify the Lenders of the final allocation of such increase and the Increase Effective Date.
(d)    Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Company shall deliver to the Administrative Agent a certificate of each Borrower and each Guarantor dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by an authorized officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of the Company, certifying that, before and after giving effect to such increase, the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date.
(e)    Adjustment of Loans. Each Lender that is acquiring a Commitment on the Increase Effective Date pursuant to this Section 2.19 shall make a Loan, the proceeds of which will be used to prepay the Loans of the other Lenders immediately prior to such Increase Effective Date so that, after giving effect thereto, the outstanding Loans are held by the Lenders on a pro rata basis based on their Commitments after giving effect to such Increase Effective Date.
(f)    Terms of the Commitments on the Increase Effective Date. The terms and provisions of any Commitments established on an Increase Effective Date shall be identical to the Commitments outstanding immediately prior to the Increase Effective Date (it being understood that the pricing, interest rate margins and undrawn fees may be increased for all of the Lenders, but additional upfront or similar fees may be payable to the Lenders participating in the additional Commitments established on an Increase Effective Date without any requirement to pay such amounts to any existing Lender).
(g)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.17 or 9.02 to the contrary.
SECTION 2.20     Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.11(a);

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(b)    any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.02 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank hereunder; third, to cash collateralize the Issuing Bank’s LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Bank’s future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;
(c)    the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02), provided that (i) the Commitment of any Defaulting Lender may not be increased or extended, the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of

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any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (ii) this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification that disproportionately disadvantages such Defaulting Lender compared to non-Defaulting Lenders;
(d)    if any LC Exposure exists at the time a Lender becomes a Defaulting Lender then:
(i)    all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only (x) to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Credit Exposure to exceed its Commitment and (y) if the conditions set forth in Section 4.02 are satisfied at such time;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company or the applicable Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize for the benefit of the Issuing Bank only such Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;
(iii)    if a Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Company shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b)) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)    if the LC Exposure of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(a) and (b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or
(v)    if all or any portion of any Defaulting Lender’s LC Exposure are neither cash collateralized nor reallocated pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure are cash collateralized and/or reallocated; and
(e)    so long as any Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by one or more of the Borrowers in accordance with Section 2.20(d), and LC Exposure related to any

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newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(d)(i) (and Defaulting Lenders shall not participate therein).
In the event that the Administrative Agent, the Company and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
SECTION 2.21     Designated Borrowers.
(a)    The Company may at any time and from time to time elect that any wholly-owned Subsidiary become a Borrower eligible to borrow Loans by delivering to the Administrative Agent an Election to Participate with respect to such Subsidiary; provided that any such Election to Participate shall be rendered null and void if the Administrative Agent shall have received from any Lender, within 15 Business Days after the Administrative Agent has posted such Election to Participate to the Lenders, written notice (a “Notice of Illegality”) to the effect that (x) it shall be unlawful under U.S. Federal or applicable state or foreign law or regulation for such Lender to make Loans or otherwise extend credit to or do business with such Subsidiary as provided herein or (y) other than in the case of an Election to Participate delivered with respect to a Subsidiary organized under the laws of the United Kingdom, the Netherlands, Canada or Hong Kong, such Lender does not have operational capabilities allowing it to make Loans to a Person organized under the laws of such Subsidiary’s jurisdiction of organization. Each Election to Participate shall become effective, and the applicable Subsidiary shall become a Designated Borrower hereunder, on the date that (i) any Lender, if any, that has delivered a Notice of Illegality has withdrawn such notice (it being understood and agreed that no such Notice of Illegality described in clause (y) of the foregoing sentence may be issued by any Lender with respect to a Subsidiary organized under the laws of the United Kingdom, the Netherlands, Canada or Hong Kong) or ceased to be a Lender hereunder, (ii) the Administrative Agent (or in the case of clause (E) below, the applicable Lender) shall have received (A) favorable written opinions (addressed to the Administrative Agent and the Lenders) of counsel for such Designated Borrower in each relevant jurisdiction as the Administrative Agent or the Required Lenders may reasonably request, each of which legal opinions shall be reasonably satisfactory to the Administrative Agent, (B) a certificate of such Designated Borrower, dated the date of delivery thereof and executed by its Secretary or Assistant Secretary or a duly authorized officer serving a similar function, which shall (I) certify the resolutions of its board of directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (II) identify by name and title and bear the signatures of the officers of such Designated Borrower authorized to sign the Loan Documents to which it is a party, and (III) contain appropriate attachments, including the certificate or articles of incorporation or organization or similar constituent documents of such Designated Borrower certified, to the extent applicable and customary in the relevant jurisdiction without undue burden or expense, by the relevant authority of the jurisdiction of organization of such

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Designated Borrower and a true and correct copy of its bylaws or operating, management or partnership agreement or similar constituent documents, (C) a long form good standing certificate for such Designated Borrower from its jurisdiction of organization, if applicable, (D) evidence that such Designated Borrower shall have appointed either the Company or an agent located in New York City to receive on its behalf service of the summons and complaint and any other process which may be served in any action or proceeding brought in any New York State court or United States federal court sitting in New York City and (E) all documentation and other information about such Designated Borrower required under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, that has been reasonably requested by the Administrative Agent or any Lender at least five Business Days prior to such date; provided that such effective date shall be at least 20 Business Days after the Administrative Agent’s receipt of such Election to Participate.
(b)    The eligibility of any Designated Borrower to borrow hereunder shall terminate when the Administrative Agent receives an Election to Terminate from the Company with respect to such Subsidiary. Each Election to Participate delivered to the Administrative Agent shall be duly executed on behalf of the relevant Subsidiary and the Company, and each Election to Terminate delivered to the Administrative Agent shall be duly executed on behalf of the Company, in such number of copies as the Administrative Agent may request. The delivery of an Election to Terminate shall not affect any obligation of the relevant Subsidiary theretofore incurred. The Administrative Agent shall promptly give notice to the Lenders of its receipt of any Election to Participate or Election to Terminate.
(c)    Any election, notice or other action that may be given or taken by a Designated Borrower hereunder may be given or taken by the Company on behalf of such Designated Borrower, and the Administrative Agent and the Lenders shall be entitled to rely thereon, conclusively, without inquiry, and such election, notice or other action shall be binding upon such Designated Borrower. Each Designated Borrower hereby consents to the foregoing, and assumes all responsibility for elections, notices or actions hereunder given or taken on its behalf by the Company.
(d)    The Company shall be liable for all Obligations of the Designated Borrowers. The Obligations of all Designated Borrowers that are Foreign Subsidiaries or FSHCOs shall be several in nature (and not joint).
(e)    This Agreement and the other Loan Documents may be amended in connection with the addition of a Designated Borrower if any such amendment is agreed by the Borrowers and the Administrative Agent (which is hereby irrevocably authorized by the Lenders and the Issuing Bank to enter into any such amendment, at the option and discretion of the Administrative Agent) and such amendment addresses any necessary or desirable technical changes to this Agreement or any necessary or desirable legal changes to this Agreement resulting from the jurisdiction of, or laws applicable to, the Designated Borrower, in each case that are not adverse in any material respect to the Lenders. This Section shall supersede any provisions in Section 2.17 or 9.02 to the contrary.
SECTION 2.22     Extensions of Maturity.

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(a)    The Company may, by written notice to the Administrative Agent from time to time, request an extension (each, an “Extension”) of the maturity date of all or a portion of the Commitments to the extended maturity date specified in such notice. Such notice shall (i) set forth the amount of the Commitments that will be subject to the Extension (which shall be in minimum increments of $10,000,000 and a minimum amount of $50,000,000) and (ii) set forth the date on which such Extension is requested to become effective (which shall be not less than ten (10) Business Days nor more than sixty (60) days after the date of such Extension notice). Each Lender shall be offered (an “Extension Offer”) an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Lender pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent and the Company. If the aggregate principal amount of Commitments in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Commitments subject to the Extension Offer as set forth in the Extension notice, then the Commitments shall be extended ratably up to such maximum amount based on the respective principal amounts with respect to which such Lenders have accepted such Extension Offer.
(b)    The following shall be conditions precedent to the effectiveness of any Extension: (i) no Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension, (ii) the representations and warranties set forth in Article III and in each other Loan Document shall be deemed to be made and shall be true and correct in all material respects on and as of the effective date of such Extension (other than (i) such representations as are made as of a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and (ii) such representations that are qualified by materiality or as to Material Adverse Effect in the text thereof, in which case such representations and warranties shall be true and correct in all respects), (iii) the terms of such extended Commitments shall comply with paragraph (c) of this Section, (iv) the Issuing Bank shall have consented to any Extension and (iv) the aggregate amount of the extended Commitments shall be at least $50,000,000.
(c)    The terms of an Extension shall be identical to all other Commitments hereunder; provided that (i) the final maturity date of any extended Commitment shall be as agreed among the Company and the Lenders extending their Commitments but in no event earlier than the Maturity Date, (ii) the pricing, interest rate margins, interest rate floors and any fees payable with respect to any extended Commitments may be different than those Commitments that are not being extended, (iii) any upfront or similar fees payable to Lenders extending their Commitments need not be shared with Lenders that are not extending their Commitments and (iv) the terms of an Extension may provide for additional terms different than the terms of any other Commitments hereunder solely to the extent that (other than with respect to items (i), (ii) and (iii) above) any such terms do not apply until after the Maturity Date and the repayment in full of all Obligations (other than (x) any contingent indemnification obligation or similar contingent obligation not yet due and payable, (y) obligations and liabilities under Cash Management Agreements and Hedge Agreements and (z) any Obligations in respect of participations in Letters of Credit that are reallocated to those Commitments that are being extended) corresponding to Commitments that have not been so extended.

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(d)    In connection with any Extension, the Borrowers, the Administrative Agent and each applicable extending Lender shall execute and deliver to the Administrative Agent an amendment to this Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extension. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension. Any amendment of this Agreement in respect of the Extension may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to implement the terms of any such Extension, including any amendments necessary to establish extended Commitments as a new class or tranche of Commitments such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with the establishment of such new class or tranche (including to preserve the pro rata treatment of the extended and non-extended classes or tranches, to permit the non-pro rata payment of principal, interest and fees to the non-extending class on or prior to the Maturity Date, to permit the non-pro rata payment of fees, interest and other amounts to the extending class as set forth in Section 2.22(c), and to provide for the reallocation of Revolving Credit Exposure upon the expiration or termination of the commitments under any class or tranche), in each case on terms consistent with this section.
(e)    This Section shall supersede any provisions in Section 2.17 or 9.02 to the contrary
ARTICLE III

REPRESENTATIONS AND WARRANTIES
Each Borrower represents and warrants to the Lenders that:
SECTION 3.01     Organization; Powers. Each of the Company and its Subsidiaries is duly organized (or, as applicable, incorporated), validly existing and in good standing under the laws of the jurisdiction of its organization (or, as applicable, incorporation), has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
SECTION 3.02     Authorization; Enforceability. The Transactions are within each Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder action. Each Loan Document has been duly executed and delivered by each of the Loan Parties which is a party thereto and constitutes a legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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SECTION 3.03     Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) except where such violation or default, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, and (d) will not result in the creation or imposition of, or the requirement to create, any Lien on any asset of the Company or any of its Subsidiaries.
SECTION 3.04     Financial Condition; No Material Adverse Change. (I) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended March 31, 2018, reported on by KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2018, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
(a)    Since March 31, 2018, there has been no material adverse change in the business, assets, property or financial condition of the Company and its Subsidiaries, taken as a whole.
SECTION 3.05     Properties. (I) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(a)    Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business as currently conducted, except where the failure to so own or so license, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.06     Litigation and Environmental Matters. (I) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrowers, threatened against or affecting the Company or any of its Subsidiaries as to which there is a reasonable possibility of an adverse determination and that could reasonably be expected, individually or in the aggregate, to result in (i) a Material

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Adverse Effect (other than the Disclosed Matters) or (ii) a material adverse effect on the validity or enforceability of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders hereunder or thereunder.
(a)    Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
(b)    Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
SECTION 3.07     Compliance with Laws and Agreements. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
SECTION 3.08     Investment Company Status. Neither the Company nor any of its Subsidiaries is an “investment company” as defined in the Investment Company Act of 1940 and, in the case of a UK Borrower, is not required to be authorized to carry on any registered activity under the Financial Services and Markets Act of 2000 (UK).
SECTION 3.09     Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10     ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan such that any requisite funding of such Plan could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the

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assets of all such underfunded Plans such that any requisite funding of all such Plans could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.11     Disclosure. (a) As of the Effective Date, the Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Company to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) taken as a whole with all such other written statements, written information, documents and certificates contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that (i) with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and (ii) the Company makes no representation hereunder with respect to any information of a general market or industry specific nature.
(b) As of the Effective Date, to the best knowledge of the Company, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct.
SECTION 3.12     Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrowers their directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Borrower or any Subsidiary being designated as a Sanctioned Person. None of (a) the Company, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.
SECTION 3.13     Patriot Act. No Loan Party is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended or any enabling legislation or executive order relating thereto. No Loan Party is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. None of the Loan Parties (i) is a blocked person described in section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge,

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engages in any dealings or transactions, or is otherwise associated, with any such blocked person.
SECTION 3.14     Canadian Defined Benefit Plans. No Loan Party has sponsored, maintained, contributed to, or otherwise incurred liability under any Canadian Defined Benefit Plan, other than to the extent that doing so could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.15     EEA Financial Institutions. No Loan Party is an EEA Financial Institution.
ARTICLE IV

CONDITIONS
SECTION 4.01     Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)    The Administrative Agent (or its counsel) shall have received from each party to each of this Agreement and the Guaranty either (i) a counterpart of such Loan Document, signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of such Loan Document.
(b)    The Administrative Agent shall have received reasonably satisfactory evidence that all amounts outstanding under that certain Second Amended and Restated Credit Agreement, dated as of November 13, 2014, among the Company, the lenders party thereto and the Administrative Agent, shall have been repaid in full (or will be repaid with proceeds of the Loans on the Effective Date) and that all liens granted by the Company and its Subsidiaries to secure the obligations of the borrowers under such agreement shall have been released.
(c)    The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of counsel for the Company and the Guarantors, and counsel to each Foreign Borrower, covering such matters relating to such Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Company, the Guarantors and each Foreign Borrower hereby requests its respective counsel to deliver such opinions.
(d)    The Administrative Agent shall have received (i) a certificate of the Company and each Guarantor, dated the Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors,

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members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each applicable Loan Party certified by the relevant authority of the jurisdiction of organization or incorporation of such Loan Party and a true and correct copy of its bylaws or operating, management or partnership agreement, (ii) a long form good standing certificate for each applicable Loan Party from its jurisdiction of organization or incorporation, and (iii) in respect of each Foreign Borrower, documentation regarding the foregoing as is usual and customary in the jurisdiction of organization or incorporation of each Foreign Borrower, in each case as may be reasonably acceptable to the Administrative Agent.
(e)    The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 and confirming that, after giving effect to the Effective Date and any Borrowing expected to be made on such date, the Company will be in compliance with Section 6.10 on a pro forma basis.
(f)    The Administrative Agent shall have received any promissory notes requested by a Lender pursuant to Section 2.09(e) payable to each such requesting Lender, if such Lender has requested any such promissory notes at least five (5) Business Days prior to the Effective Date.
(g)    The Administrative Agent shall have received the results of a recent lien search in the jurisdiction of organization (or, as applicable, incorporation) of the Company and each Guarantor, and such search shall reveal no liens on any of the assets of such Loan Parties except for liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent.
(h)    (i) The Administrative Agent shall have received, at least five days prior to the Effective Date, all documentation and other information regarding the Borrowers requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrowers at least 10 days prior to the Effective Date and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrowers at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to such Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

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(i)    The Administrative Agent shall have received such documents, and completed such other reviews, including, without limitation, material leases and contracts, litigation and taxes, as the Administrative Agent or its counsel shall reasonably deem necessary.
(j)    The Administrative Agent shall have received all fees and other amounts due and payable to the Administrative Agent or any Lender on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Company hereunder.
The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
SECTION 4.02     Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, increase, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a)    The representations and warranties of the Loan Parties set forth in this Agreement and each other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (other than (i) such representations as are made as of a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and (ii) such representations that are qualified by materiality or as to Material Adverse Effect in the text thereof, in which case such representations and warranties shall be true and correct in all respects).
(b)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, increase, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
Each Borrowing and each issuance, amendment, increase, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
ARTICLE V

AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated, in each case, without any pending draw, or been cash collateralized or backstopped in a manner reasonably acceptable to the Issuing Bank, and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

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SECTION 5.01     Financial Statements; Ratings Change and Other Information. The Company will furnish to each Lender through the Administrative Agent:
(a)    within 90 days after the end of each fiscal year of the Company (commencing with the fiscal year ending on or around March 31, 2019), its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception arising out of the scope of the audit (other than such a qualification, commentary or exception that is solely with respect to, or resulting solely from, the upcoming maturity date of any of the Loans hereunder being scheduled to occur within twelve months from the time such report is delivered), and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (commencing with the fiscal quarter ending September 30, 2018), its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)    within 90 days after the end of each fiscal year of the Company, and within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a certificate (a “Compliance Certificate”) in substantially the form of Exhibit C of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.10 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 which has had an effect on such financial statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(d)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the

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functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be;
(e)    within 90 days after the end of each fiscal year of the Company (commencing with the fiscal year ending on or around March 31, 2019), an annual business plan and budget of the Company and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the Company, in form and substance reasonably satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of the Company and its Subsidiaries for the immediately following fiscal year (including the fiscal year in which the Maturity Date occurs); and
(f)    promptly following any request therefor, (x) such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation; provided, however that the Borrowers shall not be obligated to provide information (i) that constitutes non-financial trade secrets or non-financial proprietary information that is not reasonably related to the actual or projected financial results or results of operations of the Company and its Subsidiaries, (ii) the disclosure of which would adversely affect the attorney-client privilege between any Borrower and its counsel or (iii) the disclosure of which is prohibited by law or any binding, arm’s-length agreement with a third party.
Documents required to be delivered pursuant to Section 5.01(a), (b) or (d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent); provided that: (A) upon written request by the Administrative Agent (or any Lender through the Administrative Agent) to the Company, the Company shall deliver paper copies of such documents to the Administrative Agent or such Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) upon written request by the Administrative Agent (or any Lender through the Administrative Agent) to the Company, the Company shall provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely

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accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents.
SECTION 5.02     Notices of Material Events. The Company will furnish to the Administrative Agent prompt written notice of the following:
(a)    the occurrence of any Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c)    any change in the information provided in the Beneficial Ownership Certification delivered to a Lender that would result in a change to the list of beneficial owners identified in such certification that own, directly or indirectly, 10% or more of the applicable entity’s equity interests; and
(d)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03     Existence; Conduct of Business. Each Borrower will, and will cause each of its subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business (other than the case of the foregoing requirements insofar as they relate to the legal existence of the Loan Parties), to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or share capital reduction permitted under Section 6.03.
SECTION 5.04     Payment of Obligations. Each Borrower will, and will cause each of its subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP (or, in relation to any Foreign Subsidiary, generally accepted accounting principles in its jurisdiction of organization or incorporation) and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

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SECTION 5.05     Maintenance of Properties; Insurance. Except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, each Borrower will, and will cause each of its subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations; provided that the foregoing provisions shall not restrict the ability of any Borrower or its subsidiaries to self-insure in commercially reasonable amounts.
SECTION 5.06     Books and Records; Inspection Rights. Each Borrower will, and will cause each of its subsidiaries to, keep proper books of record and account in which entries in conformity in all material respects with all applicable laws, rules and regulations of any Governmental Authority are made of all dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records (other than (i) materials protected by the attorney-client privilege, (ii) materials which such Borrower or such subsidiary, as applicable, may not disclose without violation of a confidentiality obligation binding upon it or the disclosure of which is prohibited by law or (iii) information that constitutes non-financial trade secrets or non-financial proprietary information that is not reasonably related to the actual or projected financial results or results of operations of the Company and its subsidiaries), and to discuss its affairs, finances and condition with its officers and independent accountants so long as such Borrower is afforded an opportunity to be present, all at such reasonable business hours and times and as often as reasonably requested and at the expense of such Borrower; provided, that unless an Event of Default is then in effect the Administrative Agent shall be limited to two such on-site inspections for the Company and its subsidiaries in the aggregate in any year and only one such inspection shall be at the Company’s expense.
SECTION 5.07     Compliance with Laws. Each Borrower will, and will cause each of its subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by such Borrower, its subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. Each Borrower will not request any Borrowing or Letter of Credit, and each Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Jurisdiction, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

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SECTION 5.08     Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used by the Borrowers only for working capital and general corporate purposes, and the proceeds of the Letters of Credit will be used for working capital and general corporate purposes of the Borrower or any applicable Subsidiary, in each case including Permitted Acquisitions and share repurchases. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
SECTION 5.09     Covenant to Guarantee Obligations. (I) Upon the formation or acquisition of any new direct or indirect wholly-owned Domestic Subsidiary by any Borrower or any Guarantor, if such new direct or indirect wholly-owned Domestic Subsidiary is a Significant Subsidiary, and upon any existing wholly-owned Domestic Subsidiary being designated or determined to be a wholly-owned Significant Subsidiary, then the Company shall (subject to the last paragraph of this Section 5.09), at the Company’s expense:
(i)    within 60 days (or such later date as the Administrative Agent may agree in its discretion) after such formation, acquisition, designation or determination, cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a supplement to the Guaranty, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents,
(ii)    within 60 days (or such later date as the Administrative Agent may agree in its discretion) after such formation, acquisition, designation or determination, deliver to the Administrative Agent, upon the reasonable request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the Lenders, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters relating to such Subsidiary as the Administrative Agent may reasonably request, and
(iii)    promptly after such formation acquisition or determination, in the case of any such Subsidiary that is a FSHCO, deliver to the Administrative Agent a certificate of a Financial Officer of the Company to the effect that such Subsidiary is a FSHCO.
(b)    At any time upon the reasonable request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may reasonably deem necessary or desirable in obtaining the full benefits of such guaranties.
Notwithstanding anything to the contrary in this Agreement or any other Loan Document, in no event shall any (x) Foreign Subsidiary, (y) FSHCO or (z) Excluded Subsidiary be required to become a Guarantor, nor shall any security interest be required to be granted with respect to any assets (including Equity Interests) of any such Person pursuant to the Loan

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Documents; provided that in the case of an Excluded Subsidiary, such Excluded Subsidiary shall become a Guarantor as required hereunder and under the other Loan Documents to the extent that any such Guarantee would not be prohibited by the terms of the applicable law or contract or would not require the applicable governmental consent, approval, license or authorization.
ARTICLE VI

NEGATIVE COVENANTS
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated, in each case, without any pending draw, or been cash collateralized or backstopped in a manner reasonably acceptable to the Issuing Bank, and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:
SECTION 6.01     Indebtedness. Each Borrower will not, and will not permit any of its subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:
(a)    Indebtedness created under the Loan Documents;
(b)    Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or shorten the final maturity or weighted average life to maturity thereof;
(c)    intercompany Indebtedness owing (i) by a Loan Party to another Loan Party, (ii) by a non-Loan Party to any other non-Loan Party, (iii) by a Loan Party to a non-Loan Party so long as such Indebtedness shall be subordinated to the Obligations on subordination terms reasonably acceptable to the Administrative Agent, and (iv) by a non-Loan Party to a Loan Party; provided, in each case, that any such Indebtedness (x) shall not be prohibited by Section 6.04 and (y) owing by the Company or any Guarantor to any Designated Borrower shall be subordinated to the Obligations on subordination terms reasonably acceptable to the Administrative Agent;
(d)    Guarantees (i) by any Loan Party of Indebtedness or other obligations of the Company or any Guarantor, (ii) by any Loan Party of Indebtedness or other obligations of any of the Company’s Subsidiaries, so long as such Guarantee shall not be prohibited by Section 6.04, and (iii) by any Subsidiary that is not a Loan Party of Indebtedness or other obligations of the Company or any of its Subsidiaries;
(e)    Indebtedness consisting of customs duty deferment bonds in the ordinary course of business;

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(f)    Indebtedness of the Company or any Subsidiary as an account party in respect of trade letters of credit;
(g)    Trade debt incurred in the ordinary course of business;
(h)    other unsecured Indebtedness of the Company; provided that (i) both before and after giving effect to the incurrence of any such Indebtedness, the Company would be in compliance with Section 6.10 on a pro forma basis, (ii) such Indebtedness shall have a maturity date after, and no scheduled principal payments prior to, the Maturity Date; provided that this clause (ii) shall not apply to such Indebtedness in a principal amount up to the greater of (x) $50,000,000 and (y) 15.0% of Consolidated EBITDAR for the period of four fiscal quarters of the Company most recently ended for which financial statements have been or are required to have been delivered pursuant to Section 5.01 as of the date of incurrence of such Indebtedness, and (iii) the documentation governing such Indebtedness does not have any covenants or other provisions materially more restrictive taken as a whole than those contained in the Loan Documents (except to the extent such terms are (x) conformed (or added) in the Loan Documents for the benefit of the Lenders pursuant to an amendment hereto or thereto (which amendment shall be in form reasonably acceptable to the Administrative Agent) or (y) applicable solely to periods after the latest final Maturity Date existing at the time of such incurrence);
(i)    operating lease guarantees entered into in the ordinary course of business;
(j)    Guarantees by the Company or Indebtedness of the Company related to Sheepskin Arrangements; provided that the tenor of the Company’s obligations thereunder shall not exceed 36 months for any such purchases except for obligations in an amount not to exceed $100,000,000 at any time outstanding which may have tenors of longer than 36 months;
(k)    Indebtedness of the Real Estate Subsidiary and Guaranteed by the Company related to any mortgage financing transaction with respect to the Headquarters Building; provided that (A) the aggregate principal amount of such Indebtedness shall not exceed $32,000,000, (B) within 45 days after the Effective Date (or such later date to which the Administrative Agent may agree in its reasonable discretion), the terms of such Indebtedness shall not include covenants or other restrictions on the activities of the Company that are more restrictive or onerous in any material respect than the corresponding covenants set forth in this Agreement, (C) so long as such Indebtedness is Guaranteed by the Company, such Indebtedness shall not have a maturity date earlier than the date that is one year after the Maturity Date and (D) so long as such Indebtedness is outstanding, the Real Estate Subsidiary does not have any material revenues other than lease-related payments by the Company with respect to the Headquarters Building in connection with such Indebtedness permitted under this clause (k) (such lease payments not to be materially greater than the lease payments in effect as of the Effective Date other than reasonably proportional increases in the amount thereof in connection with increases in the amount of Indebtedness permitted under this clause

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(k)) or own any material assets other than the Headquarters Building, the land on which the Headquarters Building sits, related fixtures, related office equipment, related furnishings and de minimis cash balances (other than cash balances in connection with related mortgage payments);
(l)    Priority Debt in aggregate outstanding principal amount not to exceed 15.0% of Consolidated Tangible Net Assets at the time any such Priority Debt is incurred;
(m)    any Indebtedness incurred by Deckers Benelux arising as a result of a fiscal unity (fiscale eenheid); and
(n)    any Indebtedness incurred in the ordinary course of business under any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, stored value card, purchase card, pooling, netting, electronic funds transfer and other cash management arrangements.
For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (n) above, the Company shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify all or a portion of such item of Indebtedness (or any portion thereof) in a manner that complies with this Section 6.01 and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception set forth in Section 6.01(a). The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01.
SECTION 6.02     Liens. Each Borrower will not, and will not permit any of its subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)    Permitted Encumbrances;
(b)    any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.02 and any renewals, replacements, refinancings or extensions thereof; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary other than (A) the property covered by such Lien on the date hereof, (B) the proceeds and products thereof and (C) after-acquired property that is affixed or incorporated into the property covered by such Lien, or that is subject to a Lien securing obligations that require or include a pledge of after-acquired property and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding amount of the obligations secured thereby;
(c)    [Reserved];

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(d)    Liens solely constituting the right of any other Person to a share of any licensing royalties (pursuant to a licensing agreement or other related agreement entered into by the Company or any of its Subsidiaries with such Person in the ordinary course of the Company’s or such Subsidiary’s business) otherwise payable to the Company or any of its Subsidiaries, provided that such right shall have been conveyed to such Person for consideration received by the Company or such Subsidiary on an arm's-length basis;
(e)    Liens on the assets of the Real Estate Subsidiary (including the Headquarters Building) and securing Indebtedness permitted by clause (k) of Section 6.01;
(f)    Liens securing Priority Debt permitted by clause (l) of Section 6.01;
(g)    leases, franchises, grants, subleases, licenses, sublicenses, covenants not to sue, releases, consents and other forms of license (including intellectual property rights) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries and do not secure any Indebtedness; and
(h)    any Liens incurred by Deckers Benelux arising as a result of a fiscal unity (fiscale eenheid).
SECTION 6.03     Fundamental Changes. (I) Each Borrower will not, and will not permit any of its subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of related transactions) all or any substantial part of its assets (including in a sale and leaseback transaction), or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Person may merge into a Borrower in a transaction in which such Borrower is the surviving corporation, (ii) any Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary (provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04), (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of a substantial part of its assets to the Company or to another Subsidiary (provided that (x) in the case of any such sale, transfer, lease or other disposition by a Guarantor, the counterparty to such transaction shall be a Borrower or another Guarantor and (y) in the case of any such sale, transfer, lease or other disposition by a Designated Borrower, the counterparty to such transaction shall be a Borrower or a Guarantor), and (iv) any Subsidiary may liquidate, dissolve or reduce its share capital if the Company determines in good faith that such liquidation, dissolution or reduction in share capital is in the best interests of the Company and is not materially disadvantageous to the Lenders; provided, that any liquidation or dissolution by a Designated Borrower shall be subject to the prior repayment in full of all Obligations of such Designated Borrower (other than any contingent indemnification obligation or similar contingent obligation not yet due and payable) or re-

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allocation of such Obligations to another Borrower pursuant to documentation reasonably acceptable to the Administrative Agent.
(a)    Each Borrower will not, and will not permit any of its subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.
SECTION 6.04     Investments, Loans, Advances, Guarantees and Acquisitions. Each Borrower will not, and will not permit any of its subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:
(a)    Permitted Investments;
(b)    loans, advances or Guarantees by the Company or any Subsidiary to the Company or any Loan Party, and purchases or other acquisitions by the Company or any Guarantor of the capital stock of any Guarantor;
(c)    loans and advances by any Loan Party to any Foreign Subsidiary (or any Domestic Subsidiary that is not a Guarantor), purchases or other acquisitions by any Loan Party of the capital stock of any Foreign Subsidiary (or any Domestic Subsidiary that is not a Guarantor) and Guarantees by any Loan Party of Indebtedness or other obligations of any Foreign Subsidiary (or any Domestic Subsidiary that is not a Guarantor); provided that both before and after giving effect to any such loan, advance, purchase, acquisition or Guarantee the Total Adjusted Leverage Ratio would not exceed on a pro forma basis as of the last day of the most recently-ended fiscal quarter for which financial statements are available (A) 3.50 to 1.00, in the case of the fiscal quarters ending June 30, March 31 and December 31 of any fiscal year, and (B) 3.75 to 1.00, in the case of the fiscal quarter ending September 30 of any fiscal year;
(d)    (i) loans and advances by any non-Loan Party to the Company or any Subsidiary of the Company, (ii) purchases or other acquisitions by any non-Loan Party of the capital stock of any non-Loan Party or of a Designated Borrower, (iii) Guarantees by any non-Loan Party of the Indebtedness or other obligations of any non-Loan Party or of a Designated Borrower and (iv) loans and advances by any Foreign Subsidiary located in China to any banking institution located in China, so long as (x) such banking institution makes a loan in such amount to any other Foreign Subsidiary located in China and (y) such banking institution is required to repay such loan or advance to the Foreign Subsidiary making such loan or advance using the proceeds of any payment received by such banking institution from such other recipient Foreign Subsidiary located in China;

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(e)    Guarantees constituting Indebtedness permitted by clause (k) of Section 6.01;
(f)    [Reserved];
(g)    Permitted Acquisitions;
(h)    to the extent permitted by Governmental Authorities, loans and advances made by the Company and its Subsidiaries to their respective officers and employees in the ordinary course of business so long as the aggregate outstanding principal amount thereof does not exceed $5,000,000 at any time;
(i)    Investments (including debt obligations) received in connection with (i) the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and (ii) the disposition of assets permitted under Section 6.03;
(j)    existing Investments not otherwise permitted under this Agreement and described in Schedule 6.04 hereto;
(k)    [Reserved];
(l)    investments, loans and advances in an aggregate amount (determined without regard to any write down or write offs of such investments, loans and advances) not to exceed as of the time of making of such investment, loan or advance the Available Basket at such time; provided that, both immediately prior to and after giving effect to the making thereof (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Company is in compliance with Section 6.10 on a pro forma basis;
(m)    Sheepskin Arrangements;
(n)    other investments, loans, advances or Guarantees not to exceed $35,000,000 in the aggregate after the Effective Date so long as both before and after giving effect to any such transaction, (i) the Company would be in compliance with Section 6.10 on a pro forma basis and (ii) the Company and its Subsidiaries on a consolidated basis would have an aggregate amount of cash and unused borrowing availability under the Commitments (to the extent that any such potential borrowing would not cause the Company to be in breach of Section 6.10(a) on a pro forma basis) of not less than $75,000,000; and
(o)    other investments, loans, advances and Guarantees so long as both before and after giving effect thereto, (i) no Event of Default has occurred and is continuing, (ii) the Company would be in compliance with Section 6.10 on a pro forma basis and (iii) the Total Adjusted Leverage Ratio would not exceed 3.50 to 1.00 on a pro forma basis.

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SECTION 6.05     Swap Agreements. Each Borrower will not, and will not permit any of its subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Company or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary.
SECTION 6.06     Restricted Payments. Each Borrower will not, and will not permit any of its subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) the Company may make Restricted Payments pursuant to and in accordance with share based compensation plans or other benefit plans for management or employees of the Company and its Subsidiaries, (d) the Company may make or declare any other Restricted Payments so long as both before and after giving effect to the making and/or declaration of any such Restricted Payment, (i) no Event of Default has occurred and is continuing, (ii) the Company would be in compliance with Section 6.10 on a pro forma basis and (iii) the Total Adjusted Leverage Ratio would not exceed 3.50 to 1.00 on a pro forma basis and (e) the Company may make Restricted Payments in an aggregate amount not to exceed as of the time of making of such investment, loan or advance the Available Basket at such time; provided that after giving effect thereto, (A) the Company is in compliance with Section 6.10 on a pro forma basis and (B) no Event of Default shall have occurred and be continuing or would result therefrom.
SECTION 6.07     Transactions with Affiliates. Each Borrower will not, and will not permit any of its subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Company and its Subsidiaries not involving any other Affiliate and (c) transactions permitted under Sections 6.01, 6.02, 6.03, 6.04 or 6.06.
SECTION 6.08     Restrictive Agreements. Each Borrower will not, and will not permit any of its subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or

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renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) clause (b) of the foregoing shall not apply to prohibitions and restrictions contained in the documents governing the Indebtedness permitted by Section 6.01(k) and, beginning on the date occurring 45 days after the Effective Date (or such later date to which the Administrative Agent may agree in its reasonable discretion), the applicable prohibitions or restrictions contained in the documents governing such Indebtedness are not more restrictive or onerous in any material respect than the restrictions set forth in Section 6.06, (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to (x) secured Indebtedness permitted under this Agreement, if such restrictions or conditions apply only to the property or assets securing such Indebtedness or, in the case of the Real Estate Subsidiary, all of the assets of the Real Estate Subsidiary, or (y) Indebtedness of any Foreign Subsidiary permitted hereunder, if such restrictions or conditions apply only to property or assets not held or owned by Deckers Outdoor Corporation or any Domestic Subsidiary of Deckers Outdoor Corporation, or (z) merchant services agreements permitted hereunder and entered into in the ordinary course of business if such restrictions or conditions apply only to the accounts receivable, reserves or credit balances subject thereto, (vi) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof and (vii) the foregoing shall not apply to Indebtedness incurred under Section 6.01(h) or under Section 6.01(l) as long as any such provisions are not materially more restrictive taken as a whole than those contained in the Loan Documents.
SECTION 6.09     Accounting Changes. Each Borrower will not, and will not permit any of its subsidiaries to, make any change in accounting policies or reporting practices including any change in fiscal year, except as required or permitted by GAAP (or, in relation to any Foreign Subsidiary, generally accepted accounting principles in its jurisdiction of incorporation).
SECTION 6.10     Financial Covenants.
(a)    The Company shall not permit the Total Adjusted Leverage Ratio to be greater than 3.75 to 1.00 as of the last day of any fiscal quarter of the Company; provided that after the consummation or making of any Specified Leveraged Acquisition, such maximum Total Adjusted Leverage Ratio shall be increased to 4.00 to 1.00 solely for the last day of the fiscal quarter in which such Specified Leveraged Acquisition is consummated or made and for the last day of the next three succeeding fiscal quarters.
(b)    As of the last day of any fiscal quarter of the Company, the Company shall not permit the ratio of (i) Consolidated EBITDAR for the period of four fiscal quarters ending on such day to the sum of (ii) Consolidated Interest Expense for such four quarter period plus Consolidated Rental Expense for such four quarter period to be less than or equal to 2.25 to 1.00.
SECTION 6.11     Prepayments, Etc., of Indebtedness.

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(a)    Each Borrower will not, and will not permit any of its subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness that is subordinated in right of payment to the Loans hereunder, provided that the Company and its subsidiaries shall be permitted to make such prepayments (1) so long as both before and after giving effect thereto, (i) no Event of Default has occurred and is continuing, (ii) the Company would be in compliance with Section 6.10 on a pro forma basis and (iii) the Total Adjusted Leverage Ratio would not exceed 3.50 to 1.00 on a pro forma basis or (2) in an aggregate amount not to exceed as of the time of making of such prepayment the Available Basket at such time; provided that, in the case of this clause (2), after giving effect thereto, (i) the Company is in compliance with Section 6.10 on a pro forma basis and (ii) no Event of Default shall have occurred and be continuing or would result therefrom.
(b)    Each Borrower will not, and will not permit any of its subsidiaries to, amend, modify or change in any manner any term or condition of any Indebtedness set forth in Schedule 6.01 in a manner that would increase the outstanding principal amount thereof or shorten the final maturity or weighted average life to maturity thereof or is otherwise materially adverse to the Lenders, except for any extensions, renewals and replacements thereof permitted by Section 6.01(b).
SECTION 6.12     Canadian Defined Benefit Plans. No Loan Party shall sponsor, maintain, contribute to or otherwise incur liability under any Canadian Defined Benefit Plan unless doing so could not reasonably be expected to result in a Material Adverse Effect.

ARTICLE VII

EVENTS OF DEFAULT
SECTION 7.01     Events of Default. If any of the following events (“Events of Default”) shall occur:
(a)    any Borrower shall fail to pay (i) any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or (ii) any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable and, in the case of such reimbursement obligation, such failure shall continue unremedied for a period of three Business Days;
(b)    any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;
(c)    any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with this Agreement or any

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amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d)    any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to such Borrower’s existence) or 5.08 or in Article VI;
(e)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or the Required Lenders to the Borrowers;
(f)    any Borrower or any Significant Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, and such failure shall continue unremedied beyond the period (without giving effect to any extensions, waivers, amendments or other modifications of or to such period) of grace, if any, provided in such the instrument or agreement under which such Material Indebtedness was created;
(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed or, in the case of a UK Borrower, any corporate action, legal proceedings or other procedure or step is taken, seeking (i) liquidation, reorganization, winding-up, administration or other relief in respect of any Borrower or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, receiver and manager, monitor, interim receiver, manager, administrative receiver, compulsory manager, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days (or, in the case of a UK Borrower, 28 days) or an order or decree approving or ordering any of the foregoing shall be entered;

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(i)    any Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, winding-up, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, receiver and manager, monitor, interim receiver, manager, administrative receiver, compulsory manager, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) in the case of a UK Borrower, be subject to a moratorium, or (vii) take any action for the purpose of effecting any of the foregoing;
(j)    any Borrower or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)    one or more judgments for the payment of money in an aggregate amount (not paid or covered by insurance) in excess of $50,000,000 shall be rendered against any Borrower, any Significant Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days from the entry thereof during which execution shall not be effectively stayed or bonded, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Borrower or any Significant Subsidiary to enforce any such judgment;
(l)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(m)    any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full (subject to Section 8.02) of all the Obligations, shall cease to be in full force and effect; or any Loan Party shall contest, or support any other Person in contesting, in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party shall deny that it has any or further liability or obligation under any Loan Document, or shall purport to revoke, terminate or rescind any provision of any Loan Document; in each case other than in accordance with the Loan Documents; or
(n)    a Change in Control shall occur;
then, and in every such event (other than an event with respect to any Loan Party described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and

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payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, and the Company shall cash collateralize the LC Exposure in accordance with Section 2.05(j); and in case of any event with respect to any Loan Party described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, and the Company shall automatically be required to cash collateralize the LC Exposure in accordance with Section 2.05(j).
SECTION 7.02     Application of Payments. After the exercise of remedies provided for in this Article (or after the Loans have automatically become immediately due and payable and the LC Exposure have automatically been required to be cash collateralized as described above), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
(a)    First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including reasonable fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Sections 2.14, 2.15 and 2.16) payable to the Administrative Agent in its capacity as such;
(b)    Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and letter of credit fees payable under Section 2.11(b)(i)) payable to the Lenders and the Issuing Bank (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Bank and amounts payable under Sections 2.14, 2.15 and 2.16), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
(c)    Third, to payment of that portion of the Obligations constituting accrued and unpaid letter of credit fees payable under Section 2.11(b)(i) and interest on the Loans, LC Exposure and other Obligations, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause Third payable to them;
(d)    Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, LC Exposure and amounts owing under Hedge Agreements and Cash Management Agreements, ratably among the Lenders, the Issuing Bank, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;
(e)    Fifth, to the Administrative Agent for the account of the Issuing Bank, to cash collateralize that portion of LC Exposure comprised of the aggregate undrawn amount of Letters of Credit in accordance with Section 2.05(j); and

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(f)    Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by law.
Subject to Section 2.05(j) amounts used to cash collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. Subject to Section 2.05(j), if any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Notwithstanding the foregoing, Obligations arising under Hedge Agreements and Cash Management Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank or Cash Management Bank, as the case may be. Each Hedge Bank or Cash Management Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article VIII hereof for itself and its Affiliates as if a “Lender” party hereto.
ARTICLE VIII

THE ADMINISTRATIVE AGENT
SECTION 8.01     Authorization and Action.
(a)    Each Lender and the Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Loan Documents and each Lender and the Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and the Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.
(b)     As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and the Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative

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Agent receives an indemnification satisfactory to it from the Lenders and the Issuing Bank with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(c)    In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Bank (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:
(i)    the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, the Issuing Bank other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby;
(ii)    to the extent that English law is applicable to the duties of the Administrative Agent under any of the Loan Documents, Section 1 of the Trustee Act 2000 of the United Kingdom shall not apply to the duties of the Administrative Agent in relation to the trusts constituted by that Loan Document; where there are inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 of the United Kingdom and the provisions of this Agreement or such Loan

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Document, the provisions of this Agreement shall, to the extent permitted by applicable law, prevail and, in the case of any inconsistency with the Trustee Act 2000 of the United Kingdom, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act; and
(iii)    nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;
(d)    The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
(e)     None of any Syndication Agent, any Documentation Agent or any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.
(f)    In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered on behalf of the Lenders (but not obligated) by intervention in such proceeding or otherwise:
(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim under Sections 2.11, 2.12, 2.14, 2.16 and 9.03) allowed in such judicial proceeding; and
(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and the Issuing Bank to make such

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payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Issuing Bank in any such proceeding.
(g)     The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and, except solely to the extent of the Borrowers’ rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrowers or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Credit Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.
SECTION 8.02     Administrative Agent’s Reliance, Indemnification, Etc.
(a)    Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder.
(b)     The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by any Borrower, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement,

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instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by any Borrower, any Subsidiary, any Lender or the Issuing Bank as a result of, any determination of the Revolving Credit Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or the Issuing Bank, or any Exchange Rate or U.S. Dollar Equivalent.
(c)    Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Company), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or the Issuing Bank and shall not be responsible to any Lender or the Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
SECTION 8.03    . Posting of Communications.
(a)    Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Bank by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(b)    Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only

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on a deal-by-deal basis, each of the Lenders, the Issuing Bank and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there are confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Bank and the Borrowers hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c)    THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, THE ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.
(d)    Each Lender and the Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and the Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or the Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

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(e)    Each of the Lenders, the Issuing Bank and the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(f)     Nothing herein shall prejudice the right of the Administrative Agent, any Lender or the Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
SECTION 8.04     The Administrative Agent Individually. With respect to its Commitment, Loans, LC Exposure and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms “Issuing Bank”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrowers, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Bank.
SECTION 8.05     Successor Administrative Agent.
(a)    The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Bank and the Company, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Company (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

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(b)    Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Bank and the Borrowers, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and the Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
SECTION 8.06     Acknowledgements of Lenders and Issuing Bank.
(a)    Each Lender represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(b)    Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.
SECTION 8.07     Certain ERISA Matters.

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(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such

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Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that:
(i)    none of the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),
(ii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations),
(iv)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v)    no fee or other compensation is being paid directly to the Administrative Agent, or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.
(c)    The Administrative Agent, and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid

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for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
SECTION 8.08     Cash Management Agreements and Hedge Agreements. Except as otherwise expressly set forth herein, no Cash Management Bank or Hedge Bank that obtains the benefits of the remedies or the waterfall of Section 7.02 or the Guaranty by virtue of the provisions hereof or of the Guaranty shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Cash Management Agreements and Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
ARTICLE IX

MISCELLANEOUS
SECTION 9.01     Notices. (I) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein or under the other Loan Documents shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or electronic mail, as follows:
(i)    if to any Borrower, c/o the Company at 250 Coromar Drive, Goleta, CA 93117 Attn: Chief Financial Officer, with a copy to: Legal Department, (Telecopy No. 805-880-0445);
(ii)    if to the Administrative Agent, to JPMorgan Chase Bank, National Association, Loan and Agency Services Group, 10 South Dearborn Street, 7th Floor, Chicago, Illinois 60603-2003, Attention of Wholesale Loan Agency Group (Facsimile No. (888) 292-9533; Email: jpm.agency.servicing.4@jpmchase.com), and, with respect to Loans and Letters of Credit denominated in Approved Currencies, to J.P. Morgan Europe Limited, 6th Floor, 25 Bank Street, Canary Wharf, London E1455JP, United Kingdom, Attention of Loans Agency (Facsimile No. +44 20 7777 2360);

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(iii)    if to JPMCB as Issuing Bank, to JPMorgan Chase Bank, National Association, Global Trade Services, Regional Processing Center, 333 South Grand Avenue, Suite 3600, Los Angeles, California, Attention of Agnes Martinez, Facsimile No. (213) 621-8079), and with respect to Letters of Credit denominated in Approved Currencies, to J.P. Morgan Europe Limited, 6th Floor, 25 Bank Street, Canary Wharf, London E1455JP, United Kingdom, Attention of Loans Agency (Facsimile No. +44 20 7777 2360); and
(iv)    if to any other Lender or Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Notices and other communications to the Lenders hereunder and under the other Loan Documents may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.
SECTION 9.02     Waivers; Amendments. (I) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the

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exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
(a)    Subject to Section 2.13(b), Section 2.19(g), Section 2.21(e) and Section 2.22(e) above and Section 9.02(c) below, neither this Agreement, any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.08(c) or 2.17(b) or (c) in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change the payment waterfall provisions of Section 7.02 without the written consent of each Lender, (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vii) release all or substantially all of the value of the Guaranty (other than in a transaction permitted under Section 6.03), without the written consent of each Lender or (viii) amend the definition of “Approved Currency” in order to add any additional currency thereto or to otherwise provide any Borrower with the ability to obtain Loans or Letters of Credit in any additional currencies, in each case without the written consent of each Lender and the Issuing Bank; provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder or under any other Loan Document (including, in the case of the Issuing Bank, any Letter of Credit, letter of credit application or other agreement relating to such Issuing Bank’s LC Exposure) without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be and (y) the Fee Letter, each Cash Management Agreement and each Hedge Agreement may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except as set forth in Section 2.20(b).

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(b)    If the Administrative Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.
(c)    If, in connection with any proposed waiver, amendment or modification of any of the provisions of this Agreement as contemplated by clauses (i) through (viii) of Section 9.02(b), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Company may, at its sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) and shall grant its consent to the proposed waiver, amendment or modification; provided, that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld or delayed, and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts); provided that, for the avoidance of doubt, any Lender being replaced under this Section shall not be required to make any effort with respect to finding a replacement Lender or otherwise obtaining a replacement Commitment.
SECTION 9.03     Expenses; Indemnity; Damage Waiver. (I) The Company shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of one external counsel for the Administrative Agent and one local counsel in each reasonably necessary jurisdiction, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

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(a)    The Company shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or (y) arise out of any claim, litigation, investigation or proceeding that does not involve an act or omission by any Borrower or any of their respective Affiliates and that is brought by another Indemnitee against such Indemnitee (other than any such claim, litigation, investigation or proceeding brought against the Administrative Agent (in its capacity as such) by any other Indemnitee). This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
(b)    Each Lender severally agrees to pay any amount required to be paid by the Company under paragraph (a) or (b) of this Section 9.03 to the Administrative Agent and the Issuing Bank, and each Related Party of any of the foregoing Persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent Indemnitee in its capacity as

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such; provided further that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct.  The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(c)    To the extent permitted by applicable law none of the Company or any of its Subsidiaries shall, nor shall any Indemnitee assert, and each such Person party hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve the Company or any of its Subsidiaries of any obligation such party may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(d)    All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 9.04     Successors and Assigns. (I) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of their respective rights or obligations hereunder (other than as set forth in Section 6.03 hereunder with respect to assignments of obligations of Designated Borrowers to another Borrower) without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b) (i)    Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Assignee) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, it being understood and agreed that it shall be reasonable for the Company to withhold consent for an assignment to an assignee if such assignee is a Foreign Lender which would require the Borrowers to withhold amounts in respect of interest payments to such Foreign Lender) of:

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(A)    Company, provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee, and provided further that the Company shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;
(B)    the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)    the Issuing Bank.
As used herein, “Ineligible Assignee” means any Person that is a (a) natural person, (b) Defaulting Lender or its Lender Parent, (c) Borrower or an Affiliate of a Borrower or (d) holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such holding company, investment vehicle or trust shall not constitute an Ineligible Assignee if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business; provided that upon the occurrence of an Event of Default, any Person (other than a Lender) shall be an Ineligible Assignee if after giving effect to any proposed assignment to such Person, such Person would hold more than 25% of the then outstanding Revolving Credit Exposure or Commitments, as the case may be.
(ii) Assignments shall be subject to the following additional conditions:
(A)     except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of its Commitments and Loans;

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(C)     the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500 payable by the assignor or the assignee;
(D)     the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and
(E)    an assignment may, with respect to a Borrower incorporated in the Netherlands, only be made to a person who is a Professional Lender. For the purpose of this paragraph (E), “Professional Lender” means any person who does not form part of the public within the meaning of the Capital Requirements Regulation (EU) No. 575/2013.
For the purposes of this Section 9.04(b), the term “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03); provided however, that no such assignment or transfer shall be deemed to be a waiver of any rights which a Borrower, the Administrative Agent or any other Lender shall have against such Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the

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Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(d) or (e), 2.06(b), 2.17(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c) Any Lender may, without the consent of, or notice to, the Borrowers, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Assignee, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Each of the Borrowers agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Sections 2.16(f) and (g) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender and the information and documentation required under Section 2.16(g) will be delivered to the Borrowers and the Administrative Agent) to the same extent as if it were a Lender and had

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acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.18 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.14 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 2.18 (b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 9.05     Survival. All covenants, agreements, representations and warranties made by the Loan Parties herein, in each other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Obligations are outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in

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full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
SECTION 9.06     Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
SECTION 9.07     Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08     Right of Setoff. If an Event of Default under Section 7.01(a) or (b) shall have occurred and be continuing or any other Event of Default shall have occurred and be continuing and the Obligations shall have been accelerated, each Lender, the Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time owing, by such Lender, the Issuing Bank or any such Affiliate, to or for the credit or

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the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or the Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and the Issuing Bank agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 9.09     Governing Law; Jurisdiction; Consent to Service of Process. (I) This Agreement and the other Loan Documents shall be construed in accordance with and governed by the law of the State of New York.
(a)    Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Secured Parties may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.
(b)    Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by

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law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Each Designated Borrower hereby irrevocably appoints the Company as its true and lawful attorney-in-fact (the “Service of Process Agent”) in its name, place and stead to accept service of any and all writs, summons and other legal process and any such enforcement proceeding brought in the State of New York of any enforcement proceeding may be made upon such Service of Process Agent and that it will take such action as necessary to continue such appointment in full force and effect or to appoint another such Service of Process Agent satisfactory to the Administrative Agent for service of process. The Company hereby irrevocably accepts such appointment and agrees to serve in the capacity of Service of Process Agent.
SECTION 9.10     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11     Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12     Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors, in each case who have a need to know such Information in accordance with customary banking practices (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit,

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action or proceeding relating to this Agreement or the other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (vii) on a confidential basis to (1) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein, (viii) with the consent of any Borrower or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than a Borrower. For the purposes of this Section, “Information” means all information received from the Borrowers relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrowers; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 9.13     Material Non-Public Information
(I)    EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWERS AND THEIR RESPECTIVE RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(I)    ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT ANY BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT

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CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
(I) Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.14     No Fiduciary Duty, etc. The Borrowers acknowledge and agree, and acknowledge their subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrowers with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrowers or any other person. The Borrowers agree that they will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrowers acknowledge and agree that no Credit Party is advising the Borrowers as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrowers shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Credit Parties shall have no responsibility or liability to the Borrowers with respect thereto.
The Borrowers further acknowledge and agree, and acknowledge their subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrowers and other companies with which the Borrowers may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

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In addition, the Borrowers acknowledge and agree, and acknowledge their subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrowers may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrowers by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrowers in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrowers also acknowledge that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrowers, confidential information obtained from other companies.
SECTION 9.15     USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act of 2001 (the “Patriot Act”) hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Patriot Act.
SECTION 9.16     Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-In Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority
SECTION 9.17     Anti-Money Laundering. Each Loan Party acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government

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sanction and “know your client” Laws, whether within Canada or elsewhere (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders and the Administrative Agent may be required to obtain, verify and record information regarding each Loan Party, their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of any Loan Party, and the transactions contemplated hereby. Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Administrative Agent, or any prospective assign or participant of a Lender or the Administrative Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.
SECTION 9.18     Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “Specified Currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with such other currency at the Administrative Agent’s New York office on the Business Day preceding that on which final judgment is given. The obligations of each Borrower in respect of any sum due to any Lender, the Issuing Bank or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the Specified Currency, be discharged only to the extent that on the Business Day following receipt by such Lender, the Issuing Bank or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the Specified Currency with such other currency. If the amount of the Specified Currency so purchased is less than the sum originally due to such Lender, the Issuing Bank or the Administrative Agent, as the case may be, in the Specified Currency, the applicable Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, the Issuing Bank or the Administrative Agent, as the case may be, against such loss. If the amount of the Specified Currency so purchased is greater than the sum originally due to such Lender, the Issuing Bank or the Administrative Agent, as the case may be, in the Specified Currency, the applicable Lender, the Issuing Bank or the Administrative Agent, as the case may be, agrees to return the amount of any such excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable law). This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Administrative Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any other Loan Document or under any judgment or order.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
DECKERS OUTDOOR CORPORATION, as the Company

By /s/ Steven J. Fasching
Name: Steven J. Fasching
Title: Chief Financial Officer

DECKERS EUROPE LIMITED, as a Designated Borrower

By /s/ Alexander P. Henderson
Name: Alexander P. Henderson
Title: Director

DECKERS UK LTD, as a Designated Borrower

By /s/ Alexander P. Henderson
Name: Alexander P. Henderson
Title: Director

DECKERS BENELUX B.V., as a Designated Borrower

By /s/ Alexander P. Henderson
Name: Alexander P. Henderson
Title: Director

By /s/ Paul Bollen
Name: Paul Bollen
Title: Director

DECKERS OUTDOOR CANADA ULC, as a Designated Borrower

By /s/ Steven J. Fasching
Name: Steven J. Fasching
Title: Director

[Signature Page to Credit Agreement]
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[Signature Page to Credit Agreement]
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DECKERS OUTDOOR INTERNATIONAL LIMITED, as a Designated Borrower

By /s/ Andrew Darren Pitter
Name: Andrew Darren Pitter
Title: Director

[Signature Page to Credit Agreement]
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JPMORGAN CHASE BANK, N.A., as a Lender, as Issuing Bank and as Administrative Agent

By /s/ Marshall Trenckmann
Name: Marshall Trenckmann
Title: Executive Director

[Signature Page to Credit Agreement]
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COMERICA BANK,

By /s/ Anita Chan
Name: Anita Chan
Title: Vice President

[Signature Page to Credit Agreement]
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HSBC BANK USA, NATIONAL ASSOCIATION,

By /s/ Jean Frammolino
Name: Jean Frammolino
Title: Senior Vice President

[Signature Page to Credit Agreement]
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CITIBANK, N.A.,

By /s/ Hans Lin
Name: Hans Lin
Title: Senior Vice President

[Signature Page to Credit Agreement]
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MUFG BANK, LTD.,

By /s/ Katie Cunningham
Name: Katie Cunningham
Title: Director

[Signature Page to Credit Agreement]
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U.S. BANK NATIONAL ASSOCIATION,

By /s/ Mark D. Rodgers
Name: Mark D. Rodgers
Title: Vice President

[Signature Page to Credit Agreement]
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BANK OF AMERICA, N.A.,

By /s/ Gregory M. Bland
Name: Gregory M. Bland
Title: Senior Vice President

[Signature Page to Credit Agreement]
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SUMITOMO MITSUI BANKING                                     CORPORATION,

By /s/ James Weinstein
Name: James Weinstein
Title: Managing Director

[Signature Page to Credit Agreement]
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WELLS FARGO BANK, N.A.,

By /s/ C. Martin Noren
Name: C. Martin Noren
Title: Vice President

[Signature Page to Credit Agreement]
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Schedule 2.01
COMMITMENTS

Lender	Commitment
JPMorgan Chase Bank, N.A.	$55,000,000.00
Comerica Bank	$50,000,000.00
HSBC Bank USA, National Association	$47,500,000.00
Citibank, N.A.	$47,500,000.00
MUFG Bank, Ltd.	$47,500,000.00
U.S. Bank National Association	$47,500,000.00
Bank of America, N.A.	$35,000,000.00
Sumitomo Mitsui Banking Corporation	$35,000,000.00
Wells Fargo Bank, N.A.	$35,000,000.00
Total	$400,000,000.00

730020212

Schedule 2.05
EXISTING LETTERS OF CREDIT

Date of Issuance	LC No.	Expiration Date	Auto-Renewal?	Type	Beneficiary	Face Amount
12/18/2015	L5LS-945588	12/11/2018	Annually	Standby	1325 Avenue of the Americas, LP	$549,010.00

730020212

Schedule 3.06
DISCLOSED MATTERS
None.

730020212

Schedule 6.01
EXISTING INDEBTEDNESS

1.	Bank Guarantee for EUR 244,595 by Deckers France SAS between HSBC France and Apostolate des Editions SAS, Landlord for 48 rue du Four, Paris France dated August 5, 2016

2.	Bank Guarantee for EUR 70,334 by Deckers France SAS between HSBC France and ERI SARL, Landlord for 46 rue du Four, Paris France dated August 5, 2016

3.	Obligations owed to Raymond Leasing Corporation for material handling equipment

730020212

Schedule 6.02
EXISTING LIENS
Liens in favor of Raymond Leasing Corporation for material handling equipment in an aggregate amount of approximately $150,000.

730020212

Schedule 6.04
EXISTING INVESTMENTS
None.

730020212

Schedule 6.08
EXISTING RESTRICTIONS
None.

730020212

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit and guarantees included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.    Assignor[s]:    ________________________________

______________________________
[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]: ______________________________

______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

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3.
Borrower(s):        Deckers Outdoor Corporation (the “Company”), Deckers Europe         Limited, Deckers UK Ltd, Deckers Benelux B.V., Deckers Outdoor Canada ULC, Deckers Outdoor International Limited and certain other Subsidiaries of the Company designated as additional borrowers from time to time (the “Borrowers”)

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as the administrative agent (in such capacity, the “Administrative Agent”) under the Credit Agreement

5.	Credit Agreement: The Credit Agreement dated as of September 20, 2018 among the Borrowers, the Lenders party thereto and the Administrative Agent

6.	Assigned Interest[s]:

Assignor[s]	Assignee[s]	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned[8]	Percentage Assigned of Commitment/ Loans	CUSIP Number
		$	$	%
		$	$	%
		$	$	%

[7.    Trade Date:        ______________]

[Page break]

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Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]
[NAME OF ASSIGNOR]

By:______________________________
Title:

[NAME OF ASSIGNOR]

By:______________________________
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:______________________________
Title:

[NAME OF ASSIGNEE]

By:______________________________
Title:

729960804

[Consented to and] Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By: _________________________________
Title:

[Consented to:

DECKERS OUTDOOR CORPORATION

By: ________________________________
Title:

]

Consented to:

[Issuing Bank]

By: ________________________________
Title:

]

729960804

ANNEX 1

DECKERS OUTDOOR CORPORATION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.04(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.04(b)(i) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01(a) and (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents

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and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

729960804

EXHIBIT B

[RESERVED]

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date: _________, _____
To:    JPMorgan Chase Bank, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of September 20, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), Deckers Outdoor Corporation, a Delaware corporation (the “Company”), Deckers Europe Limited, a limited liability company incorporated in England and Wales, Deckers UK Ltd, a limited liability company incorporated in England and Wales, Deckers Benelux B.V., a Netherlands limited liability company having its official seat (statutaire zetel) in The Hague, the Netherlands, registered with the Dutch trade register under number 27354489, Deckers Outdoor Canada ULC, a British Columbia unlimited liability company, Deckers Outdoor International Limited, a Hong Kong limited liability company, each other Designated Borrower from time to time party thereto, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and JPMorgan Chase Bank, N.A., as Administrative Agent.
The undersigned Financial Officer hereby certifies as of the date hereof that he/she is the                              of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.The Company has delivered the year-end audited financial statements required by Section 5.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    The Company has delivered the unaudited financial statements required by Section 5.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
2.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a review in reasonable detail of the

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transactions and financial condition of the Company during the accounting period covered by the financial statements.
3.    A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and
[select one:]
[to the knowledge of the undersigned during such fiscal period, each Borrower performed and observed each covenant of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
--or--
[the following covenants have not been performed or observed and the following is a list of each such Default and its nature and status:]
4.    The analyses and information set forth on Schedule 2 attached hereto demonstrating compliance with Section 6.10 of the Agreement are true and accurate in all material respects on and as of the date of this Certificate.
5.    No change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement which has had an effect on such financial statements [except:__________ ].
IN WITNESS WHEREOF, the undersigned has executed this Certificate as

of             ,         .
DECKERS OUTDOOR CORPORATION
By:
Name:
Title:

Compliance Certificate

729960805    C-2

For the Quarter/Year ended ___________________(“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)
I.    Section 6.01 – Indebtedness.

A.	Unsecured Indebtedness of the Company outstanding pursuant to Section 6.01(h) of the Agreement as of Statement Date which has a maturity date prior to the Maturity Date: $
Maximum permitted: the greater of $50,000,000 and 15% of Consolidated EBITDAR (Line IV.A.15) for the period of four fiscal quarters of the Company most recently ended for which financial statements have been or are required to have been delivered pursuant to Section 5.01 of the Agreement.

B.	Guarantees by the Company or Indebtedness of the Company related to Sheepskin Arrangements pursuant to which the tenor of the Company’s obligations exceeds 36 months as of the Statement Date: $
Maximum permitted: $100,000,000

C.	Indebtedness of the Company related to any mortgage financing transaction with respect to the Company’s headquarters building as of the Statement Date: $
Maximum permitted: $32,000,000

D.	Indebtedness in the form of Priority Debt of the Company pursuant to Section 6.01(l) of the Agreement: $
Maximum permitted: 15.0% of Consolidated Tangible Net Assets at the time such Priority Debt was incurred.

II.    Section 6.04 – Investments.

A.	Loans and advances made by the Company and its Subsidiaries to their officers and employees in the ordinary

Compliance Certificate

729960805    C-3

course of business and outstanding as of Statement Date:    $
Maximum permitted: $5,000,000

B.	Investments, loans, advances and Guarantees pursuant to Section 6.04(l) of the Agreement during Subject Quarter: $
Maximum permitted: the sum of:
an amount equal to the greater of (x) $50,000,000 and (y) 15.0% of Consolidated EBITDAR (Line IV.A.15) for the period of four fiscal quarters of the Company most recently ended for which financial statements have been or are required to have been delivered pursuant to Section 5.01 prior to the Statement Date, plus an amount equal to 50% of Consolidated Net Income (Line IV.A.1) on a cumulative basis during the period from and including the first day of the fiscal quarter of the Company in which the Effective Date occurred through and including the last day of the most recently ended fiscal quarter of the Company prior to the Statement Date for which financial statements have been delivered pursuant to Section 5.01 (provided that in no event shall the amount under this clause (ii) be less than zero); minus the sum of (a) Line III.B and (b) Line VI and (c) investments, Restricted Payments and prepayments pursuant to Sections 6.04(l), 6.6(e) and 6.11(a)(2) during prior periods

A.	Other investments, loans, advances or Guarantees pursuant to Section 6.04(n) since Effective Date: $
Maximum permitted: $35,000,000

B.	Investments, loans, advances and Guarantees pursuant to Section 6.04(o) of the Agreement during Subject Quarter: $
III.    Section 6.06 – Restricted Payments.

A.	Restricted Payments made pursuant to Section 6.06(d) of the Agreement during Subject Quarter: $

Compliance Certificate

729960805    C-4

B.	Restricted Payments made pursuant to Section 6.06(e) of the Agreement during Subject Quarter: $
Maximum permitted: see Line II.B above    $

IV.    Section 6.10(a) – Total Adjusted Leverage Ratio.

A.	(I) Consolidated Net Income for period (the “Subject Period”) of four fiscal quarters of the Company ending on Statement Date: $

1.	Consolidated Interest Expense for Subject Period: $

2.	The provision for federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for Subject Period: $

3.	Depreciation and amortization expense for Subject Period: $

4.	Consolidated Rental Expense for Subject Period: $

5.	Non-cash share based compensation expense for Subject Period: $

6.	Other expenses of the Company and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in Subject Period or any future period: $

7.	extraordinary, non-recurring or unusual cash items: $

8.	restructuring charges, reserves, integration costs and other business optimization expenses or costs for the applicable trailing four fiscal quarter period,

Compliance Certificate

729960805    C-5

including one-time costs incurred in connection with acquisitions or divestures after the Effective Date permitted hereunder, and costs related to the closure and/or consolidation of facilities or stores and to exiting any lines of business:    $

9.
the amount of any “run-rate” cost savings and synergies projected by the Company in good faith to result from actions taken prior to or during such period (as shall be certified by a Responsible Officer of the Company), if such cost savings are reasonably identifiable and reasonably anticipated to result from such actions and are reasonably expected to be realized within 18 months from the date of such action:    $

10.
Transaction expenses in connection with (x) the Agreement, the other Loan Documents, any Cash Management Agreement, any Hedge Agreement and the transactions contemplated by the foregoing and (y) any acquisition, investment, asset sale, incurrence of Indebtedness or amendment to any debt facility which would be permitted under the Agreement, in each case, whether or not such transaction is consummated:    $

11.	To the extent included in calculating Consolidated Net Income, federal, state, local and foreign income tax credits of the Company and its Subsidiaries for Subject Period: $

12.	To the extent included in calculating Consolidated Net Income, all non-cash items increasing Consolidated Net Income for Subject Period: $

13.	To the extent included in calculating Consolidated Net Income, extraordinary, non-recurring or unusual gains or receipts: $

14.	Consolidated EBITDAR for the Subject Period (Lines IV.A.1 + IV.A.2 + IV.A.3 + IV.A.4 + IV.A.5 +

Compliance Certificate

729960805    C-6

IV.A.6 + IV.A.7 + IV.A.8 + IV.A.9 + IV.A.10 + IV.A.11 – IV.A.12 – IV.A.13 – IV.A.14):    $

B.	Consolidated Total Debt as of Statement Date: $

C.	Total Adjusted Leverage Ratio ((sum of Line IV.B + (6 x Line IV.A.5) ¸ Line IV.A.15): to 1
Must be less than or equal to:                             3.75 to 1.00

V.    Section 6.10(b) – Consolidated EBITDAR to sum of Consolidated Interest Expense plus Consolidated Rental Expense.

A.	Consolidated EBITDAR (Line IV.A.15)

B.	Consolidated Interest Expense for Subject Period: $

C.	Consolidated Rental Expense for Subject Period: $

D.	Line V.A ¸ sum of Line V.B + Line V.C: to 1
Must be greater than:                             2.25 to 1.00
VI.    Section 6.11(a) – Prepayments of Indebtedness. Prepayments made pursuant to Section 6.11(a)(2) during Subject Quarter                     $
Maximum permitted: see Line II.B above    $

Compliance Certificate

729960805    C-7

EXHIBIT D
GUARANTY
THIS GUARANTY (“Guaranty”), dated as of September 20, 2018, is executed and delivered by Deckers Outdoor Corporation, a Delaware corporation (the “Company”), each Domestic Subsidiary (as defined in the Credit Agreement referred to below) of the Company listed on the signature pages hereof and, as required by the Credit Agreement (as defined below), any future Domestic Subsidiary that executes and delivers a Joinder hereto (each a “Guarantor Subsidiary” and, collectively with the Company, the “Guarantors”), in favor of the Lenders, the Issuing Lender, the Cash Management Banks, the Hedge Banks and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”, and collectively with the Lenders, the Cash Management Banks and the Hedge Banks, the “Credit Parties”) for the Lenders.
WHEREAS, the Lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of the date hereof (said Agreement, as it may hereafter be amended, supplemented, modified or restated from time to time, being the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined) with the Company, Deckers Europe Limited, Deckers UK LTD, Deckers Benelux B.V., Deckers Outdoor Canada ULC, Deckers Outdoor International Limited and certain other Subsidiaries of the Company that may be designated as additional borrowers thereunder (each, a “Designated Borrower” and, together with the Company, the “Borrowers”), pursuant to which the Lenders have, among other things, and subject to the terms and conditions set forth in the Credit Agreement, agreed to make Loans and Letters of Credit available to the Borrowers;
WHEREAS, certain Hedge Banks and Cash Management Banks are party to and may hereafter enter into Hedge Agreements and Cash Management Agreements with the Loan Parties;
WHEREAS, each of the Guarantors will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement, the Hedge Agreements and the Cash Management Agreements;
NOW, THEREFORE, in consideration of the foregoing and in order to induce the Lenders to make the credit extensions contemplated under the Credit Agreement, the Guarantors hereby agree, jointly and severally, as follows:
1.    Construction. Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, the term “including” is not limiting, and the term “or” has the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Any reference in this Guaranty to any of the following documents includes any and all alterations, amendments, extensions, modifications, renewals, supplements or restatements thereto or thereof, as applicable: the Loan Documents; the Credit Agreement; and this Guaranty. Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against Credit Parties or any

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Guarantor, whether under any rule of construction or otherwise. On the contrary, this Guaranty has been reviewed by Guarantors, Credit Parties, and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of Credit Parties and Guarantors.
2.    Guarantied Obligations. Each Guarantor, jointly and severally, hereby irrevocably and unconditionally guaranties to Credit Parties, as and for its own debt, until the same have been Paid in Full, the due and punctual payment of all Guarantied Obligations, in each case when and as the same shall become due and payable, whether at maturity, by acceleration, or otherwise; it being the intent of each Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; provided, however, that each Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.
“Guarantied Obligations” means (a) with respect to the Company, the due and punctual payment of the Obligations of the Subsidiaries in respect of Cash Management Agreements and Hedge Agreements and the due and punctual payment of the Obligations of the Designated Borrowers, and (b) with respect to each Guarantor Subsidiary, the due and punctual payment of the Obligations of the Subsidiaries in respect of Cash Management Agreements and Hedge Agreements and each other Loan Party’s due and punctual payment of the Obligations; provided, however that the Guarantied Obligations shall exclude any Excluded Swap Obligations.
“Paid in Full” means (i) termination of the Commitments, (ii) final and indefeasible payment in full of all Obligations (other than (x) any contingent indemnification obligation or similar contingent obligation not yet due and payable and (y) obligations and liabilities under Cash Management Agreements and Hedge Agreements that are subject to cash collateral or other similar credit support reasonably satisfactory to each applicable Cash Management Bank and Hedge Bank) and (iii) the expiration or termination or cash collateralization of all Letters of Credit.
“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.
“Excluded Swap Obligations” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Guarantor or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Guarantor is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), at the time the Guarantee of such Guarantor becomes or would become effective with respect to such related Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion

2
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shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee is or becomes illegal.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.
Each Guarantor represents and warrants to Credit Parties that (i) this Guaranty has not been given with an intent to hinder, delay or defraud any creditor of such Guarantor; (ii) such Guarantor is not engaged, or about to engage, in any business or transaction for which its assets (other than those necessary to satisfy its obligations under this Guaranty) are unreasonably small in relation to the business or transaction, nor does such Guarantor currently intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay as they become due; and (iii) such Guarantor is not insolvent at the time it gives this Guaranty, and the giving of this Guaranty will not result in such Guarantor’s becoming insolvent. Each Guarantor hereby covenants and agrees that, as long as this Guaranty remains in effect, such Guarantor (i) shall incur no indebtedness beyond its ability to repay the same in full in accordance with the terms thereof; and (ii) shall not take any action, or suffer to occur any omission, which could be reasonably likely to give rise to a claim by any third party to set aside this Guaranty, or in any manner materially impair Credit Parties’ rights and privileges hereunder or thereunder.
3.    Continuing Guaranty. This Guaranty includes Guarantied Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke this Guaranty as to future Guarantied Obligations (unless the Guarantied Obligations have been Paid in Full or unless the sale of such Guarantor as permitted by Section 19 hereof has occurred). If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Credit Parties, (b) no such revocation shall apply to any Guarantied Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Credit Parties in existence on the date of such revocation, (d) no payment by any Guarantor, any Borrower, or from any other source, prior to the date of such revocation, shall reduce the maximum obligation of such Guarantor hereunder, and (e) any payment by any Borrower or from any source other than such Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligations of such Guarantor hereunder.
4.    Performance under this Guaranty. In the event that any Borrower fails to make any payment of any Guarantied Obligations that are owed by it (it being understood and agreed that the

3
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Obligations of the Designated Borrowers are several and not joint) on or before the due date thereof (subject to applicable grace periods, if any), each Guarantor immediately shall cause such payment to be made.
5.    Primary Obligations. This Guaranty is a primary and original obligation of each Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law. Each Guarantor agrees that it is directly, jointly and severally with each other Guarantor, liable to Credit Parties, that the obligations of such Guarantor hereunder are independent of the obligations of the Company or any other Guarantor, and that a separate action may be brought against such Guarantor, whether such action is brought against the Company or another Guarantor or whether the Company or any such other Guarantor is joined in such action. Each Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Credit Parties of whatever remedies they may have against the Company or any other Guarantor. Each Guarantor agrees that any release which may be given by Credit Parties to the Company or any other Guarantor shall not release such Guarantor. Each Guarantor consents and agrees that Credit Parties shall be under no obligation to marshal any property or assets of the Company or any other Guarantor in favor of such Guarantor, or against or in payment of any or all of the Guarantied Obligations.
6.    Waivers.
(a)    To the fullest extent permitted by applicable law, each Guarantor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Credit Agreement, or the creation or existence of any Guarantied Obligations; (iii) notice of the amount of the Guarantied Obligations, subject, however, to such Guarantor’s right to make inquiry of Administrative Agent to ascertain the amount of the Guarantied Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of any Borrower or of any other fact that might increase such Guarantor’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any promissory note or any other instrument; (vi) notice of any Default or Event of Default under the Credit Agreement; and (vii) all other notices (except if such notice is specifically required to be given to a Guarantor under this Guaranty or any other Loan Document to which such Guarantor is party) and demands to which such Guarantor might otherwise be entitled.
(b)    To the fullest extent permitted by applicable law, each Guarantor waives the right by statute or otherwise to require Credit Parties to institute suit against any Borrower or to exhaust any rights and remedies which Credit Parties have or may have against any Borrower. In this regard, each Guarantor agrees that it is bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter accruing, as fully as if such Guarantied Obligations were directly owing to Credit Parties by such Guarantor. Each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been Paid in Full) of any Borrower or by reason of the cessation from any cause whatsoever of the liability of any Borrower in respect thereof.

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(c)    To the maximum extent permitted by law, each Guarantor hereby waives: (i) any rights to assert against Credit Parties any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against any Borrower or any other party liable to Credit Parties; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of sufficiency, validity, or enforceability of the Guarantied Obligations, other than the defense that the Guarantied Obligations have been Paid in Full; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by Credit Parties; (iv) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder; and (v) all other rights and defenses the assertion or exercise of which would in any way diminish the liability of Guarantor hereunder, other than the defense that the Guarantied Obligations have been Paid in Full. Notwithstanding the foregoing, this Section 6(c) shall not be deemed to waive any portion of any right of subrogation, reimbursement, contribution or indemnification or similar right that would not be waived pursuant to the provisions of Section 6(e).
(d)    WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, EACH GUARANTOR HEREBY WAIVES, TO THE MAXIMUM PERMITTED BY LAW, ANY AND ALL BENEFITS OR DEFENSES THAT MAY BE DERIVED FROM OR AFFORDED BY LAW WHICH LIMITS THE LIABILITY OF OR EXONERATES GUARANTIES OR SURETIES OR REQUIRES CREDIT PARTIES TO EXHAUST REMEDIES AGAINST THE BORROWER PRIOR TO COMMENCING ANY ACTION OR FORECLOSURE AGAINST SUCH GUARANTOR OR ITS PROPERTIES INCLUDING, WITHOUT LIMITATION, THE BENEFITS OF CALIFORNIA CIVIL CODE §§2787 THROUGH AND INCLUDING §2855, CALIFORNIA CIVIL CODE §§2899 AND 3433, CALIFORNIA CODE OF CIVIL PROCEDURE §§580A, 580B, 580C, 580D, AND 726, AND CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE, AND ANY SUCCESSOR PROVISIONS OF SUCH SECTIONS, OR ANY SIMILAR LAWS OF THE STATE OF CALIFORNIA OR OF ANY OTHER APPLICABLE JURISDICTION.
WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, EACH GUARANTOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY ANY CREDIT PARTY, EVEN THOUGH SUCH ELECTION OF REMEDIES HAS DESTROYED SUCH GUARANTOR’S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST ANY BORROWER BY THE OPERATION OF APPLICABLE LAW INCLUDING §580D OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR ANY SIMILAR LAWS OF THE STATE OF CALIFORNIA OR OF ANY OTHER APPLICABLE JURISDICTION.
(e)    (1) Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document, until the Guarantied Obligations have been Paid in Full, each Guarantor hereby waives with respect to each Borrower and its respective successors and assigns (including any surety) and any other party any and all rights at law or in equity, to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against

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a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which such Guarantor may have or hereafter acquire against any Borrower or any other party in connection with or as a result of any Borrower’s execution, delivery and/or performance of the Credit Agreement or any other Loan Document. Each Guarantor agrees that it shall not have or assert any such rights against any Borrower or any Borrower’s successors and assigns or any other Person (including any surety), either directly or as an attempted setoff to any action commenced against such Guarantor by any Borrower (as borrower or in any other capacity) or any other Person until the Guarantied Obligations have been Paid in Full. Each Guarantor hereby acknowledges and agrees that this waiver is intended to benefit the Credit Parties and shall not limit or otherwise affect any Borrower’s liability hereunder, under any other Loan Document to which any Borrower is a party, or the enforceability hereof or thereof.
(2)    To the extent any waiver of subrogation contained in subparagraph (e)(1) is unenforceable, each Guarantor shall, until the Guarantied Obligations shall have been Paid in Full, withhold exercise of (a) any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any Borrower or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any Borrower with respect to the Guarantied Obligations and (ii) any right to enforce, or to participate in, any claim, right or remedy that any Credit Party now has or may hereafter have against any Borrower, (b) any right of contribution such Guarantor may have against any other Guarantor (including without limitation any such right of contribution). Each Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any Borrower, and any rights of contribution Guarantor may have against any such other Guarantor, shall be junior and subordinate to any rights the Credit Parties may have against any Borrower and to any right the Credit Parties may have against such other Guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement or indemnification rights at any time when all Guarantied Obligations shall not have been Paid in Full, such amount shall be held in trust for the Administrative Agent on behalf of Lenders and shall forthwith be paid over to the Administrative Agent for the benefit of Lenders to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with Section 12 of this Guaranty.
7.    Releases. Each Guarantor consents and agrees that, without notice to or by such Guarantor and without affecting or impairing the obligations of such Guarantor hereunder, Credit Parties may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Credit

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Agreement or any of the other Loan Documents or may grant other indulgences to any Borrower in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Credit Agreement or any of the other Loan Documents, or may, by action or inaction, release or substitute any other Guarantor, if any, of the Guarantied Obligations, or may enforce, exchange, release, or waive, by action or inaction, any other guaranty of the Guarantied Obligations, or any portion thereof.
8.    No Election. Credit Parties shall have the right to seek recourse against any Guarantor to the fullest extent provided for herein and no election by Credit Parties to proceed in one form of action or proceeding, or against any Guarantor or other party, or on any obligation, shall constitute a waiver of Credit Parties’ right to proceed in any other form of action or proceeding or against any other Guarantor or other parties unless Credit Parties have expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Credit Parties under any document or instrument evidencing the Guarantied Obligations shall serve to diminish the liability of Guarantors under this Guaranty except to the extent that Credit Parties finally and unconditionally shall have realized indefeasible payment by such action or proceeding.
9.    Indefeasible Payment. The Guarantied Obligations shall not be considered indefeasibly paid for purposes of this Guaranty unless and until all payments to Credit Parties are no longer subject to any right on the part of any person whomsoever, including any Borrower, any Borrower as a debtor in possession, or any trustee (whether appointed under any Debtor Relief Law or otherwise) of any Borrower’s assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. In the event that, for any reason, all or any portion of such payments to Credit Parties is set aside or restored, whether voluntarily or involuntarily, after the making thereof, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and each Guarantor shall be liable for the full amount Credit Parties are required to repay plus any and all costs and expenses (including attorneys’ fees) paid by Credit Parties in connection therewith.
10.    Financial Condition of Borrowers. Each Guarantor represents and warrants to Credit Parties that it is currently informed of the financial condition of each Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations. Each Guarantor further represents and warrants to Credit Parties that it has read and understands the terms and conditions of the Credit Agreement and the other Loan Documents. Each Guarantor hereby covenants that it will continue to keep itself informed of each Borrower’s financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guarantied Obligations.
11.    Subordination. Each Guarantor hereby agrees that after the occurrence and during the continuance of a bankruptcy Event of Default or an Event of Default in respect of which the Administrative Agent has notified the Company that it intends to exercise remedies, any and all present and future indebtedness of each Borrower owing to such Guarantor shall be postponed in favor of and subordinated to payment in full of the Guarantied Obligations. Each Guarantor agrees

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that amounts paid over to Credit Parties pursuant to the subordination provisions of this Section 11 shall be separate and apart from, and shall not be credited to, the liability of such Guarantor pursuant to Section 2.
12.    Payments; Application. All payment to be made hereunder by any Guarantor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without setoff, deduction (whether for Taxes or otherwise) or counterclaim. All payments made by any Guarantor hereunder shall be applied as follows: first, to all reasonable costs and expenses (including attorneys’ fees) incurred by Credit Parties in enforcing this Guaranty or in collecting the Guarantied Obligations; second, to all accrued and unpaid interest, premium, if any, and fees owing to Credit Parties constituting Guarantied Obligations; and third, to the balance of the Guarantied Obligations.
13.    Attorneys’ Fees and Costs. Each Guarantor agrees to pay, on demand, all reasonable attorneys’ fees and all other reasonable costs and expenses which may be incurred by Credit Parties in the enforcement of this Guaranty or in any way arising out of, or consequential to the protection, assertion, or enforcement of the Guarantied Obligations, irrespective of whether suit is brought.
14.    Notices. All notices and other communications provided to any party hereto under this Guaranty shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.
If to Deckers
Consumer Direct

Corporation:	Deckers Consumer Direct Corporation
123 N. Leroux Street
Flagstaff, AZ 86001

If to any other

Guarantor:	Deckers Outdoor Corporation
250 Coromar Drive
Goleta, CA 93117
Attention: Chief Financial Officer
Facsimile: (805) 880-0445
With a copy to: Legal Department

If to Credit Parties:	JPMorgan Chase Bank, N.A.
Loan and Agency Services Group
10 South Dearborn Street, 7th Floor
Chicago, Illinois 60603-2003
Attention: Wholesale Loan Agency Group

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Facsimile: (888) 292-9533
Email: jpm.agency.servicing.4@jpmchase.com

With a copy to:	Mayer Brown LLP 1221 Avenue of the Americas New York, New York 10020 Attention: Adam Wolk, Esq.
Facsimile: (212) 849-5957

15.    Cumulative Remedies. No remedy under this Guaranty, under the Credit Agreement or any Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty, under the Credit Agreement or any other Loan Document, and those provided by law. No delay or omission by Credit Parties to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of Credit Parties to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise thereof or the exercise of any other right.
16.    Severability of Provisions. Any provision of this Guaranty which is prohibited or unenforceable under applicable law, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Wherever possible, each provision of this Guaranty will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty is prohibited by or invalid under such law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty. Consistent with the foregoing, and notwithstanding any other provision of this Guaranty to the contrary, in the event that any action or proceeding is brought in whatever form and in whatever forum seeking to invalidate any Guarantor’s obligations under this Guaranty under any fraudulent conveyance, fraudulent transfer theory, or similar avoidance theory, whether under state or federal law, such Guarantor (the “Affected Guarantor”), automatically and without any further action being required of the Affected Guarantor or any Credit Party, shall be liable under this Guaranty only for an amount equal to the maximum amount of liability that can be incurred under applicable law by the Affected Guarantor without rendering the obligations of the Affected Guarantor under this Guaranty voidable under applicable law relating to fraudulent conveyance, fraudulent transfer, or any other grounds for avoidance (such highest amount determined hereunder being the Affected Guarantor’s “Maximum Guaranty Amount”), and not for any greater amount, as if the stated amount of this Guaranty as to the Affected Guarantor had instead been the Maximum Guaranty Amount. This Section is intended solely to preserve the rights of the Credit Parties under this Guaranty to the maximum extent not subject to avoidance under applicable law, and neither the Affected Guarantor nor any other Person shall have any right or claim under this Section with respect to the limitation described in this Guaranty, except to the extent necessary so that the obligations of the Affected Guarantor under this Guaranty shall not be rendered voidable under applicable law.

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17.    Entire Agreement; Amendments. This Guaranty constitutes the entire agreement among each Guarantor and Credit Parties pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by each Guarantor and Administrative Agent. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.
18.    Successors and Assigns. Subject to the terms of the Credit Agreement, this Guaranty shall be binding on each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of Credit Parties; provided, however, no Guarantor shall assign this Guaranty or delegate any of its duties hereunder without Credit Parties’ prior written consent and any unconsented to assignment shall be absolutely void. In the event of any assignment or other transfer of rights by Credit Parties in accordance with the terms of the Credit Agreement, the rights and benefits herein conferred upon Credit Parties shall automatically extend to and be vested in such assignee or other transferee.
19.    Discharge of Guaranty upon Sale of Guarantor. If any Guarantor shall cease to be a Subsidiary of the Company as the result of a transaction permitted under the Credit Agreement, the Administrative Agent shall release such Guarantor from this Guaranty and shall, at the Company’s expense, execute and deliver to such Guarantor such documents as such Guarantor may reasonably request to evidence the release of such Guarantor from its obligations hereunder.
20.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THE VALIDITY OF THIS GUARANTY, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF EACH GUARANTOR AND CREDIT PARTIES, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.
TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH GUARANTOR AND EACH CREDIT PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH GUARANTOR AND EACH CREDIT PARTY REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
21.    Joint and Several Liability. The liability of the Guarantors hereunder shall be joint and several.

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22.    Keepwell Agreement. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 22 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 22 or otherwise under this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 22 shall remain in full force and effect until this Guaranty is terminated, or such Qualified ECP Guarantor is released from its obligations hereunder, in either case in accordance with Section 19. Each Qualified ECP Guarantor intends that this Section 22 constitute, and this Section 22 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guaranty becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
23.    California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Guaranty or any other Loan Document, (a) the parties agree, and hereby agree to advise the applicable court, that the adjudication of any such action or proceeding (and all related claims) shall be made pursuant to California Code of Civil Procedure Section 638 by a referee (who shall be a single active or retired judge) who shall hear and determine all of the issues in such action or proceeding (whether of fact or of law) and report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Section 13, the Company shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

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IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Guaranty as of the day and year first written above.
DECKERS OUTDOOR CORPORATION, a Delaware corporation

By:
Name:
Title:
DECKERS CONSUMER DIRECT CORPORATION, an Arizona corporation

By:
Name:
Title:
DECKERS RETAIL, LLC, a California limited liability company

By:
Name:
Title:

[Signature Page to Guaranty]
729962282

JOINDER TO GUARANTY
This Joinder to Guaranty (this “Joinder”), dated as of __________, 20__, relates to the Guaranty dated as of September 20, 2018 (the “Guaranty”), among Deckers Outdoor Corporation (the “Company”) and certain Domestic Subsidiaries of the Company, parties thereto as Guarantors (collectively the “Guarantors”) in favor of the Lenders, the Cash Management Banks, the Hedge Banks and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”).
In compliance with Section 5.09 of the Credit Agreement dated as of September 20, 2018 (as amended, supplemented, modified or restated from time to time, the “Credit Agreement”) among the Company, the Designated Borrowers, the Administrative Agent and the Lenders, ____________ (the “Additional Guarantor”) hereby agrees as follows (capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement):
1.    Joinder. The Guaranty is hereby amended to add as a party, and more specifically, as a Guarantor, thereunder, the Additional Guarantor.
2.    Representations and Warranties. The Additional Guarantor represents and warranties to the Administrative Agent and the Lenders that each of the representations and warranties of a Guarantor contained in the Guaranty is hereby made by the Additional Guarantor as of the date hereof and is true and correct in all material respects as to the Additional Guarantor as of the date hereof.
3.    Additional Guarantor as Guarantor. The Additional Guarantor assumes all of the obligations and liabilities of a Guarantor under the Guaranty, agrees to be bound thereby as if the Additional Guarantor were an original party to the Guaranty and shall be a Guarantor for all purposes under the Loan Documents.
4.    Effectiveness. This Joinder shall become effective on the date hereof upon the execution hereof by the Additional Guarantor and the Administrative Agent and delivery hereof to the Administrative Agent.

729962282

5.    Governing Law. This Joinder shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.
[Name of Additional Guarantor]

By:
Name:
Title:
Notice Address:

Attention:
JPMORGAN CHASE BANK, N.A, as Administrative Agent

By:
Name:
Title:

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EXHIBIT E
[FORM OF]

U.S. TAX CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to that certain Credit Agreement, dated as of September 20, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Deckers Outdoor Corporation, a Delaware corporation (the “Company”), Deckers Europe Limited, a limited liability company incorporated in England and Wales, Deckers UK Ltd, a limited liability company incorporated in England and Wales, Deckers Benelux B.V., a Netherlands limited liability company having its official seat (statutaire zetel) in The Hague, the Netherlands, registered with the Dutch trade register under number 27354489, Deckers Outdoor Canada ULC, a British Columbia unlimited liability company, Deckers Outdoor International Limited, a Hong Kong limited liability company, each other Designated Borrower from time to time party thereto, each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. person status on IRS Form W‑8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

E-1
729960807.3

[NAME OF LENDER]

By:	Name: Title:
Date: ________ __, 20[  ]

729960807.3

[FORM OF]

U.S. TAX CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to that certain Credit Agreement, dated as of September 20, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Deckers Outdoor Corporation, a Delaware corporation (the “Company”), Deckers Europe Limited, a limited liability company incorporated in England and Wales, Deckers UK Ltd, a limited liability company incorporated in England and Wales, Deckers Benelux B.V., a Netherlands limited liability company having its official seat (statutaire zetel) in The Hague, the Netherlands, registered with the Dutch trade register under number 27354489, Deckers Outdoor Canada ULC, a British Columbia unlimited liability company, Deckers Outdoor International Limited, a Hong Kong limited liability company, each other Designated Borrower from time to time party thereto, each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by an IRS Form W‑8BEN or W-8BEN-E, as applicable, from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

729960807.3

[NAME OF LENDER]

By:	Name: Title:
Date: ________ __, 20[  ]

729960807.3

[FORM OF]

U.S. TAX CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to that certain Credit Agreement, dated as of September 20, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Deckers Outdoor Corporation, a Delaware corporation (the “Company”), Deckers Europe Limited, a limited liability company incorporated in England and Wales, Deckers UK Ltd, a limited liability company incorporated in England and Wales, Deckers Benelux B.V., a Netherlands limited liability company having its official seat (statutaire zetel) in The Hague, the Netherlands, registered with the Dutch trade register under number 27354489, Deckers Outdoor Canada ULC, a British Columbia unlimited liability company, Deckers Outdoor International Limited, a Hong Kong limited liability company, each other Designated Borrower from time to time party thereto, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W‑8BEN, or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF LENDER]

By:	Name: Title:
Date: ________ __, 20[  ]

729960807.3

[FORM OF]

U.S. TAX CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to that certain Credit Agreement, dated as of September 20, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Deckers Outdoor Corporation, a Delaware corporation (the “Company”), Deckers Europe Limited, a limited liability company incorporated in England and Wales, Deckers UK Ltd, a limited liability company incorporated in England and Wales, Deckers Benelux B.V., a Netherlands limited liability company having its official seat (statutaire zetel) in The Hague, the Netherlands, registered with the Dutch trade register under number 27354489, Deckers Outdoor Canada ULC, a British Columbia unlimited liability company, Deckers Outdoor International Limited, a Hong Kong limited liability company, each other Designated Borrower from time to time party thereto, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by an IRS Form W‑8BEN or W-8BEN-E, as applicable from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

729960807.3

[NAME OF PARTICIPANT]

By:	Name: Title:
Date: ________ __, 20[  ]

729960807.3

EXHIBIT F-1

[FORM OF]
ELECTION TO PARTICIPATE
[Date]
JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders named in the Credit Agreement dated as of September 20, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Deckers Outdoor Corporation, a Delaware corporation (the “Company”), Deckers Europe Limited, a limited liability company incorporated in England and Wales, Deckers UK Ltd, a limited liability company incorporated in England and Wales, Deckers Benelux B.V., a Netherlands limited liability company having its official seat (statutaire zetel) in The Hague, the Netherlands, registered with the Dutch trade register under number 27354489, Deckers Outdoor Canada ULC, a British Columbia unlimited liability company, Deckers Outdoor International Limited, a Hong Kong limited liability company, each other Designated Borrower from time to time party thereto, each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Ladies and Gentlemen:
Reference is made to (a) the Credit Agreement described above and (b) the Guarantee referred to therein. Terms not defined herein which are defined in the Credit Agreement have for the purposes hereof the meanings provided therein.
The undersigned, [name of new Designated Borrower], a [jurisdiction of organization] [organizational form] (the “New Designated Borrower”), and the Company hereby elect that the New Designated Borrower shall be a Designated Borrower for purposes of the Credit Agreement and the Guarantee, effective from the date hereof until an Election to Terminate shall have been delivered by the Company in respect of the New Designated Borrower in accordance with the Credit Agreement. The Company represents and warrants that the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof (other than (i) such representations as are made as of a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date and (ii) such representations that are qualified by materiality or as to Material Adverse Effect in the text of the Credit Agreement, in which case such representations and warranties are true and correct in all respects). The New Designated Borrower agrees to perform all the obligations of a Designated Borrower under, and to be bound in all respects by the terms of, the Credit Agreement as if the New Designated Borrower were a signatory party thereto. The Company acknowledges, on behalf of itself and the other Guarantors, that the guarantee of each of the Guarantors contained in the Guaranty will apply to the obligations of the New Designated Borrower

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729960808

under the Credit Agreement. The New Designated Borrower acknowledges receipt of copies of the Credit Agreement and the other Loan Documents.
This Election to Participate shall become effective in accordance with Section 2.21(a) of the Credit Agreement on the date set forth therein.
This Election to Participate is a Loan Document.
This Election to Participate may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
This Election to Participate shall be construed in accordance with and governed by the law of the State of New York.

[Signature pages follow]

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The New Designated Borrower acknowledges that all notices to it under the Credit Agreement or the Guarantee are to be given to it pursuant to Section 9.01 of the Credit Agreement. This instrument shall be construed in accordance with and governed by the laws of the State of New York.
Very truly yours,
[NAME OF DESIGNATED BORROWER],

by	Name: Title:
DECKERS OUTDOOR CORPORATION

by
Name:
Title:

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729960808

Receipt of the above Election to Participate is acknowledged on and as of the date set forth above.
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

by	Name: Title:

F-1-4
729960808

EXHIBIT F-2

[FORM OF]
ELECTION TO TERMINATE
[Date]
JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders named in the Credit Agreement dated as of September 20, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Deckers Outdoor Corporation, a Delaware corporation (the “Company”), Deckers Europe Limited, a limited liability company incorporated in England and Wales, Deckers UK Ltd, a limited liability company incorporated in England and Wales, Deckers Benelux B.V., a Netherlands limited liability company having its official seat (statutaire zetel) in The Hague, the Netherlands, registered with the Dutch trade register under number 27354489, Deckers Outdoor Canada ULC, a British Columbia unlimited liability company, Deckers Outdoor International Limited, a Hong Kong limited liability company, each other Designated Borrower from time to time party thereto, each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Ladies and Gentlemen:
Reference is made to (a) the Credit Agreement described above and (b) the Guarantee referred to therein. Terms not defined herein which are defined in the Credit Agreement have for the purposes hereof the meaning provided therein.
The undersigned, the Company, elects to terminate the status of [name of Designated Borrower], a [jurisdiction of organization] [organizational form] (the “Terminated Designated Borrower”), as a Designated Borrower for purposes of the Credit Agreement, effective as of the date hereof. The undersigned represents and warrants that all principal of and interest on all Loans of the Terminated Designated Borrower and all fees and other amounts accrued and owing by such Terminated Designated Borrower pursuant to the Credit Agreement have been (a) paid in full on or prior to the date hereof or (b) reallocated to another Borrower pursuant to documentation reasonably acceptable to the Administrative Agent. No Letter of Credit issued for the account of the Terminated Designated Borrower remains undrawn and outstanding. Notwithstanding the foregoing, this Election to Terminate shall not affect any obligation of the Terminated Designated Borrower under the Credit Agreement.

This Election to Terminate may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

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This Election to Terminate shall be construed in accordance with and governed by the law of the State of New York.

[Signature page follows]

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729960809

Very truly yours,
DECKERS OUTDOOR CORPORATION,

by	Name: Title:
Acknowledged and agreed:
[NAME OF TERMINATED DESIGNATED BORROWER],

by
    Name:
    Title:

Receipt of the above Election to Terminate is acknowledged on and as of the date set forth above.
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

by	Name: Title:

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729960809